AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 28, 1999

                                 BY AND BETWEEN

                      CHECKERS DRIVE-IN RESTAURANTS, INC.,
                             A DELAWARE CORPORATION,

                                       AND

                            RALLY'S HAMBURGERS, INC.,
                             A DELAWARE CORPORATION.


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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 28, 1999, is by and between Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"), and Rally's Hamburgers, Inc., a Delaware corporation ("Rally's").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Checkers and Rally's have determined that a business combination between Checkers and Rally's is in the best interests of their respective companies and stockholders and have adopted resolutions approving this Agreement and the transactions contemplated hereby and declaring their advisability;

         WHEREAS, Checkers and Rally's desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby;

         WHEREAS, for federal income tax purposes, it is intended that the business combination shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, concurrently with the execution hereof, Rally's, on the one hand, and CKE Restaurants, Inc. ("CKE"), Santa Barbara Restaurant Group, Inc. ("SBR"), William P. Foley II and GIANT GROUP, LTD. ("GIANT") (collectively, the "Consenting Rally's Stockholders"), on the other hand, are entering into a Voting Agreement substantially in the form of Exhibit A hereto (the "Rally's Voting Agreement") in which each Consenting Rally's Stockholder grants an irrevocable proxy with respect to the approval and adoption of this Agreement, and all other matters contemplated hereby or in furtherance hereof, for all shares of the voting stock of Rally's which each is entitled (i) to vote at a meeting of Rally's stockholders to consider the Merger (the "Rally's Meeting") or (ii) to express consent or dissent thereon in writing without a meeting;

         WHEREAS, Rally's is willing in this Agreement to grant to Checkers its irrevocable proxy with respect to the approval and adoption of this Agreement, an amendment to Checkers' Certificate of Incorporation to effect a one-for-12 reverse stock split and all other matters contemplated hereby or in furtherance hereof for all outstanding shares of the voting stock of Checkers of which Rally's is the record or beneficial owner as of the date hereof and any shares of the voting stock of Checkers of which Rally's becomes the record or beneficial owner after the date hereof and prior to the record date for the meeting of Checkers' stockholders to consider the Merger (the "Checkers Meeting");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, Checkers and Rally's hereby agree as follows:

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                                    ARTICLE 1
                       THE MERGER; CLOSING; EFFECTIVE TIME

         1.1 THE MERGER.

         (a) Subject to the terms and conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3), Rally's shall be merged with and into Checkers (the "Merger"), and the separate corporate existence of Rally's shall thereupon cease, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Following the Merger, Checkers shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). As used in this Agreement, the term "Subsidiary" shall mean, with respect to Checkers or Rally's, any corporation or other legal entity of which such party controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body.

         (b) At the Effective Time, the corporate existence of Checkers, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger. The Merger shall have the effects specified in Section 259 of the DGCL.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18th Floor, Los Angeles, California 90067, at 9:00 a.m., local time, as soon as practicable, but in no event later than the third business day immediately following the date on which the last of the conditions specified in Article 7 is satisfied or waived in accordance herewith, or at such other date, time and place as Checkers and Rally's may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, at or as promptly as practicable after the Closing, the parties hereto shall cause a certificate of merger with respect to the Merger in appropriate form (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of the State of Delaware as provided in the DGCL. Upon the effectiveness of such filing, or at such other time as may be specified in such filings, the Merger shall become effective in accordance with the DGCL. The time and date at which the Merger becomes effective is herein referred to as the "Effective Time."

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                                    ARTICLE 2
                   GOVERNING DOCUMENTS, DIRECTORS AND OFFICERS
                              OF SURVIVING ENTITIES

         2.1 CERTIFICATE OF INCORPORATION. At the Effective Time and without any further action on the part of Checkers or Rally's, the certificate of incorporation of Checkers shall be the certificate of incorporation of Checkers until thereafter amended as provided therein and under applicable law.

         2.2 BY-LAWS. At the Effective Time and without any further action on the part of Checkers or Rally's, the by-laws of Checkers shall be the by-laws of Checkers until thereafter amended or repealed in accordance with their terms and as provided in the certificate of incorporation of Checkers and under applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors of Checkers and Rally's at the Effective Time shall, from and after the Effective Time, be the directors of Checkers, and the officers of Checkers at the Effective Time shall, from and after the Effective Time, remain the officers of Checkers, until, in each case, their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of Checkers.

                                    ARTICLE 3
                              CONVERSION OF SHARES

         3.1 CONVERSION OF SHARES.

         (a) At the Effective Time, each share of Rally's Common Stock, $.10 par value per share (the "Rally's Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Rally's Common Stock held by Checkers, by Rally's in its treasury or by any wholly owned Subsidiary of Checkers or Rally's (collectively, the "Excluded Shares")), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent, without interest, but subject to Section 3.3, 1.99 shares of Checkers Common Stock, $.001 par value per share (the "Checkers Common Stock"), (the "Merger Consideration").

         (b) At the Effective Time, all of Rally's Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares), by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each registered holder of any such Rally's Common Stock shall thereafter cease to have any rights with respect to such Rally's Common Stock, except that each holder (other than holders of Excluded Shares) will have the right to receive, upon the surrender of the certificate or certificates, if any, representing such Rally's Common Stock in accordance with
Section 3.2, without interest, the Merger Consideration for such Rally's Common Stock.

         (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Excluded Share shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor, and each registered holder thereof shall thereafter cease to have any rights with respect to such Rally's Common Stock.

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         (d) At the Effective Time, each share of Checkers Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger, except that each share of Checkers Common Stock held by Rally's shall, by virtue of the Merger and without any action on the part of Rally's or Checkers, no longer be outstanding and shall be canceled and retired, and shall become authorized but unissued shares of Checkers Common Stock.

         3.2 SURRENDER AND PAYMENT.

         (a) Prior to the Effective Time, Checkers shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Rally's Common Stock for the Merger Consideration. At the Effective Time, Checkers will deposit with the Exchange Agent, for the benefit of holders of shares of Rally's Common Stock, certificates representing shares of Checkers Common Stock constituting the aggregate Merger Consideration to be paid in respect of the Rally's Common Stock. Promptly after the Effective Time, Checkers shall send, or shall cause the Exchange Agent to send, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Rally's Common Stock a form of letter of transmittal for use in such exchange (which form shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates, if any, representing Rally's Common Stock to the Exchange Agent), advising such holder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate for the Merger Consideration.

         (b) Each holder of Rally's Common Stock that has been converted into the Merger Consideration, upon surrender to the Exchange Agent of the certificate or certificates, if any, representing such Rally's Common Stock, together with a properly completed letter of transmittal covering such Rally's Common Stock and such other documents as may be reasonably required by Checkers or the Exchange Agent, will be entitled to receive the Merger Consideration payable in respect of such Rally's Common Stock, and the certificate so surrendered shall be canceled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

         (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Rally's Common Stock represented by the certificate or certificates, if any, surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates, if any, so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Rally's Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of Rally's Common Stock. If after the Effective Time certificates representing Rally's Common Stock are presented to either the Surviving Corporation or, subject to the provisions of Section 3.2(e), the

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

Exchange Agent, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article 3.

         (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 3.2(a), and any portion of the proceeds from the sale of fractional shares issuable in connection with the Merger, that remains unclaimed by the holders of Rally's Common Stock entitled thereto 12 months after the Effective Time shall be returned by the Exchange Agent to Checkers or an Affiliate (as defined below) designated by Checkers, and any such holder who has not exchanged his Rally's Common Stock for the Merger Consideration in accordance with this Article 3 prior to that time shall thereafter look only to Checkers for such holder's claim for the Merger Consideration, and the holder's pro rata share of the aggregate cash received by Checkers upon the sale of fractional shares otherwise issuable in connection with the Merger and any dividends or distributions with respect to Checkers Common Stock paid after the Effective Time. Notwithstanding the foregoing, Checkers shall not be liable to any holder of Rally's Common Stock for any amount paid to a public authority pursuant to applicable abandoned property laws. For purposes of this Agreement, an "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (f) No dividends or other distributions with respect to Checkers Common Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing Rally's Common Stock until such certificates are surrendered as provided in this Section 3.2. Upon such surrender, there shall be paid (to the extent due and not yet paid), without interest, to the person in whose name the certificates representing Checkers Common Stock into which such Rally's Common Stock were converted are registered, any dividends and other distributions in respect of Checkers Common Stock that are payable on a date subsequent to, and the record date for which occurs after, the Effective Time.

         3.3 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Checkers Common Stock shall be issued in the Merger, but in lieu thereof each holder of Rally's Common Stock otherwise entitled to a fractional share shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 3.3, a pro rata portion of the net cash proceeds received by the Exchange Agent upon the sale of fractional shares issuable in connection with the Merger. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Rally's Common Stock in lieu of any fractional share, the Exchange Agent shall promptly pay all such amounts without interest to all holders of Rally's Common Stock entitled thereto.

         3.4 NO FURTHER RIGHTS. At and after the Effective Time, each holder of a certificate or certificates that represented issued and outstanding Rally's Common Stock (other than Excluded Shares) immediately prior to the Effective Time shall cease to have any rights as a stockholder of Rally's, except for the right to receive the Merger Consideration upon surrender of the holder's certificate or certificates; provided that the rights of holders of options or warrants to

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acquire Rally's Common Stock shall be governed by Section 6.11 and Section 3.6 of this Agreement, respectively.

         3.5 CERTAIN ADJUSTMENTS. The exchange ratio set forth in Section 3.1(a) shall be appropriately adjusted in the event of any changes in the shares of Checkers Common Stock or Rally's Common Stock by reason of any stock dividend, reclassification, recapitalization, stock split, combination or exchange of shares, or any similar event occurring prior to the Effective Time (each, an "Adjustment Event"), to provide to the holders of Rally's Common Stock the same economic effect and percentage ownership of Checkers Common Stock as contemplated by this Agreement prior to such Adjustment Event.

         3.6 WARRANTS. Outstanding warrants to purchase Rally's Common Stock will, by reason of the Merger, be converted into warrants to purchase the Merger Consideration upon payment of the applicable warrant exercise price, and in all other respects such warrants will not be affected by the Merger.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF CHECKERS

         Checkers represents and warrants to Rally's as follows:

         4.1 ORGANIZATION AND STANDING.

         (a) Checkers is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and in good standing, in each jurisdiction in which the character of the properties owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Checkers. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person, an effect that is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of such person and its Subsidiaries taken as a whole or to the ability of such party to perform its obligations hereunder; provided, however, that fluctuations in the market price of Rally's Common Stock or Checkers Common Stock shall not be deemed to have a Material Adverse Effect on Rally's or Checkers, as the case may be.

         (b) Checkers has furnished to Rally's complete and correct copies of the organizational documents (each an "Organizational Document") of Checkers and each of its Subsidiaries, as amended through the date hereof. Such Organizational Documents are in full force and effect and no other Organizational Documents are applicable to or binding upon Checkers or any Subsidiary of Checkers.

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         4.2 AUTHORIZATION, VALIDITY AND EFFECT.

         (a) Checkers has the requisite corporate power and authority to execute and deliver this Agreement, a joint purchasing agreement (as contemplated by Section 7.1(g)) and all other agreements and documents contemplated hereby or thereby to be executed and delivered by it, and, subject to approval by Checkers stockholders, to consummate the transactions contemplated hereby and thereby. Subject to approval and adoption by Checkers' stockholders of this Agreement, the execution and delivery of this Agreement, the joint purchasing agreement and such other agreements and documents, and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Checkers. This Agreement has been duly and validly executed and delivered by and represents the legal, valid and binding obligation of Checkers, enforceable against it in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights generally.

         (b) The Board of Directors of Checkers has: (i) approved and adopted, and declared advisable, this Agreement; (ii) recommended to its stockholders that they approve and adopt this Agreement; and (iii) duly approved the transactions contemplated by this Agreement for purposes of Article 9 of Checkers' Certificate of Incorporation and Section 203 of the DGCL such that the restrictions on "business combinations" set forth in Article 9 of Checkers' Certificate of Incorporation and Section 203 of the DGCL will not apply to such transactions.

         4.3 CAPITALIZATION.

         (a) The authorized capital stock of Checkers consists of: (i) 150,000,000 shares of Checkers Common Stock, of which, as of the date hereof, 73,408,047 shares are issued and outstanding, and 578,904 shares are held in Checkers' treasury; and (ii) 2,000,000 shares of Preferred Stock, $.001 per value per share, none of which is outstanding as of the date hereof. As of the date hereof, Checkers had outstanding options and warrants representing the right to acquire from Checkers not more than 33,695,815 shares of Checkers Common Stock. Each such option or warrant, the holder thereof, the grant date, exercise price, the vesting date and other material terms thereof and the instrument or plan pursuant to which such option or warrant was issued are described in SECTION 4.3(B) OF THE DISCLOSURE MEMORANDUM delivered to Rally's three business days prior to the execution hereof (the "Checkers Disclosure Memorandum").

         (b) Except as set forth in Section 4.3(a), there are no shares of capital stock or other equity securities of Checkers outstanding, and except as set forth in SECTION 4.3(B) OF THE CHECKERS DISCLOSURE MEMORANDUM, no outstanding options, warrants or rights to subscribe for, securities or rights convertible into or exchangeable for, or contracts, commitments or arrangements by which Checkers is or may be required to issue or sell additional shares of Checkers Common Stock or any other equity interest in Checkers (collectively, the "Checkers Equity Rights").

         (c) Except as described in SECTION 4.3(C) OF THE CHECKERS DISCLOSURE MEMORANDUM, since September 7, 1998, Checkers has not (i) issued any shares of Checkers Common Stock or

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Checkers Equity Rights, other than pursuant to the exercise of options and warrants that were issued and outstanding on September 7, 1998, (ii) purchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries, any of Checkers Common Stock or (iii) declared, set aside, made or paid to the stockholders of Checkers dividends or other distributions on the outstanding shares of Checkers Common Stock.

         4.4 CHECKERS SUBSIDIARIES.

         (a) SECTION 4.4(A) OF THE CHECKERS DISCLOSURE MEMORANDUM lists all Subsidiaries of Checkers. All of the outstanding shares of capital stock of each Subsidiary of Checkers are duly and validly issued, fully paid and non-assessable and are owned by Checkers either directly or indirectly through another wholly owned Subsidiary of Checkers free and clear of all claims, liens, charges, encumbrances, defaults or equities of whatever character ("Liens"). No equity securities of any Subsidiary of Checkers may be required to be issued (other than to Checkers) by reason of any (i) option, warrant or right to subscribe therefor, (ii) convertible security or securities or rights exchangeable therefor or (iii) contracts, commitments, understandings or arrangements. There are no contracts, commitments, understandings or arrangements by which Checkers or any Subsidiary of Checkers is or may be obligated to sell, vote or otherwise transfer any shares of the capital stock of any Subsidiary.

         (b) Each Subsidiary of Checkers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be so qualified and in good standing would not have a Material Adverse Effect on Checkers.

         (c) Other than as set forth in SECTION 4.4(C) OF THE CHECKERS DISCLOSURE MEMORANDUM and except for interests in Subsidiaries, neither Checkers nor any Subsidiary thereof owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, limited liability company, partnership, joint venture, business trust or other legal entity.

         4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) None of the execution and delivery by Checkers of this Agreement or any other agreement contemplated herein, nor the consummation by Checkers of the transactions contemplated herein or therein, nor compliance by Checkers with any of the provisions hereof or thereof, will: (i) conflict with or result in a breach of any provision of the Organizational Documents of Checkers or any Subsidiary thereof; (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of Checkers or any Subsidiary thereof pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party

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or by which any of them or their respective properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect on Checkers;
or (iii) subject to receipt of the requisite approvals referred to in Section 4.5(b), violate any order, writ, injunction, decree, statute, rule or regulation of any governmental, quasi-governmental, judicial, quasi-judicial or regulatory authority with jurisdiction, domestic or foreign (each, a "Governmental Authority") applicable to Checkers, any Subsidiary thereof, or any of their respective properties or assets where such violation would have a Material Adverse Effect on Checkers.

         (b) Other than (i) in connection or compliance with the provisions of applicable state and federal securities laws and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, (ii) notices and completion of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) filings with the Secretary of State of the State of Delaware required to effect the Merger, (iv) in connection or compliance with the applicable requirements of the Code and state, local and foreign tax laws, (v) as set forth in SECTION 4.5(B) OF THE CHECKERS DISCLOSURE MEMORANDUM and (vi) where the failure to give such notice, make such filing or receive such order, authorization, exemption, consent or approval would not have a Material Adverse Effect on Checkers, no notice to, filing with, authorization of, exemption by or consent or approval of any Governmental Authority is necessary for the consummation by Checkers of the transactions contemplated in this Agreement or the joint purchasing agreement.

         4.6 CHECKERS REPORTS; FINANCIAL STATEMENTS.

         (a) Checkers has filed all forms, reports and documents required to be filed by it with the Commission since January 3, 1995 (collectively, the "Checkers Reports") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective dates as subsequently amended prior to the date of this Agreement, the Checkers Reports (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Checkers (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 29, 1997, as amended (the "Checkers Form 10-K"), and its Quarterly Report on Form 10-Q for the period ended September 7, 1998 (the "Checkers Form 10-Q"), copies of which have been provided to Rally's (collectively, the "Checkers Financial Statements"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as disclosed therein) and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Checkers and its consolidated Subsidiaries as of the dates and for the periods indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements).

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         (c) As of the date of this Agreement, except as set forth in Checkers
Reports or SECTION 4.6(C) OF THE CHECKERS DISCLOSURE MEMORANDUM: (i) no event has occurred since December 29, 1997 (y) which if such event had occurred prior to December 29, 1997 would have been required to be disclosed in Checkers Form 10-K or (z) which could have a Material Adverse Effect on Checkers; (ii) Checkers has not engaged in any transaction with any of its affiliates; and
(iii) neither Checkers nor any Subsidiary of Checkers has any material outstanding claims against it, liabilities or indebtedness, contingent or otherwise, nor does there exist any condition, fact or circumstances which Checkers reasonably anticipates will create such claim or liability, other than claims or liabilities incurred subsequent to December 29, 1997 in the ordinary course of business, consistent with past practices, and which individually and in the aggregate do not have and are not reasonably anticipated to have a Material Adverse Effect on Checkers.

         (d) Since December 29, 1997 and except as disclosed in SECTION 4.6(D) OF THE CHECKERS DISCLOSURE MEMORANDUM or Checkers Reports, Checkers and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with past practices.

         (e) Since December 29, 1997, except as disclosed in SECTION 4.6(E) OF THE CHECKERS DISCLOSURE MEMORANDUM and Checkers Reports, there has been no event or condition that has caused or is reasonably anticipated to cause a Material Adverse Effect on Checkers.

         4.7 TAX AND ACCOUNTING MATTERS.

         (a) For purposes of this Section 4.7: (i) the term "Taxes" shall include all federal, state, county, local or foreign taxes, charges, levies, imposts or other assessments of any nature whatsoever, including corporate income tax, corporate franchise tax, payroll tax, sales tax, use tax, property tax, excise tax, withholding tax, and environmental tax, together with any interest thereon and any penalties or additions to tax relating thereto imposed by any governmental taxing authority for which Checkers or any other member of the Checkers Group (as defined below in this Section 4.7(a)) may be directly or contingently liable in its own right, as collection agent for taxes imposed on another person, as a result of any guaranty or election, or as a transferee of the assets of, or as successor to, any person, or pursuant to any applicable law; (ii) the term the "Checkers Group" shall mean, individually and collectively, Checkers, any Subsidiary of Checkers, and any individual, trust, corporation, partnership, limited liability company or other entity as to which Checkers may be liable for Taxes for which Checkers or such individual or entity may be directly or contingently liable in its own right, as a result of any guaranty or election, or as a transferee of the assets of, or as successor to, any person, or pursuant to any applicable law; and (iii) the term "Returns" shall mean all returns, reports, estimates, declarations of estimated tax, information statements and other filings relating to, or required to be filed in connection with, any Taxes, including, without limitation, information returns or reports with respect to backup or employee withholding and other payments to third parties.

         (b) Except as indicated in SECTION 4.7(B) OF THE CHECKERS DISCLOSURE
MEMORANDUM: (i) all Returns required to be filed by or on behalf of any member of the Checkers Group have been duly filed on a timely basis and all such Returns are true, correct and complete in all material

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respects; (ii) all Taxes that have been shown as due and payable on the Returns that have been filed by or on behalf of each member of the Checkers Group have been timely paid, and no other Taxes are payable by any member of the Checkers Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns); (iii) the amounts set forth as provisions for current and deferred taxes and/or accrued liabilities in the Checkers Financial Statements are sufficient for the payment of all unpaid Taxes accrued for or applicable to all periods ended on the respective dates of the Checkers Financial Statements and all years and periods prior thereto, and each of the amounts set forth on the Checkers Financial Statements in respect of current Taxes and deferred Taxes has been correctly determined in accordance with GAAP; (iv) no member of the Checkers Group is delinquent in the payment of any Taxes or has requested any extension of time within which to file any Return, which Return has not since been filed, accompanied by payment of all Taxes shown as due and payable thereon; (v) there is no dispute or claim concerning any Tax liability of any member of the Checkers Group either (A) claimed or raised by any governmental taxing authority in writing or (B) as to which any director or officer of any member of the Checkers Group (or employees responsible for Taxes of any such member of the Checkers Group) has knowledge based upon personal contact with any agent of such authority, other than those Taxes, identified in SECTION 4.7(B) OF THE CHECKERS DISCLOSURE MEMORANDUM, being contested in good faith by appropriate proceedings; (vi) no member of the Checkers Group has waived any statute of limitations in respect of Taxes or granted any extension of the limitations period applicable to any claim for Taxes; (vii) Checkers is not liable for the Taxes of any person, including, without limitation, as a result of the application of United States Treasury Regulation Section 1.1502-6, any analogous provision of state, local or foreign law (including, without limitation, principles of unitary taxation), or as a result of any contractual arrangement, whether with any third party or with any taxing authority; (viii) Checkers is not nor has it ever been a party to any tax sharing agreement with any corporation or limited liability company which is not currently a member of the Checkers Group; (ix) no claim has ever been made by any governmental taxing authority in any jurisdiction where any member of the Checkers Group does not file Returns that it is or may be subject to taxation by such jurisdiction; (x) there are no Liens on any of the assets of any member of the Checkers Group that arose in connection with any failure (or alleged failure) to pay any Taxes; (xi) each member of the Checkers Group has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (xii) no director or officer of any member of the Checkers Group (or employees responsible for Taxes of such member) expects any governmental taxing authority to assess any additional Taxes for any period for which Returns have been filed; (xiii) SECTION 4.7(B) OF THE CHECKERS DISCLOSURE MEMORANDUM lists all Returns (relating to any type of Tax and to any taxable period) filed with respect to Checkers that have been audited and indicates those Returns that currently are the subject of audit; (xiv) Checkers has delivered or made available to Rally's correct and complete copies of all federal, state, local and foreign income and franchise Tax Returns filed with respect to Checkers for all taxable periods for which the applicable statute of limitations for the assessment of any Tax has not yet expired, and has provided representatives of Rally's access to all Returns (relating to any type of Tax and to any taxable period) filed with respect to Checkers; (xv) Checkers has delivered to Rally's all examination reports and statements of deficiency assessed against or agreed to by each member of the Checkers Group since January 1, 1995;
(xvi) Checkers is not and has never been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code; (xvii) no member of the Checkers Group is a "consenting corporation" under Section 341(f) of the Code; (xviii) no member of the Checkers Group has entered into any compensatory agreement with respect to the performance of services as to which payment or vesting thereunder (including payment or vesting as a result of the transactions contemplated hereunder) would result in a nondeductible expense to the Checkers Group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code; (xix) Checkers has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that would require the recognition of income pursuant to such adjustment in any post-closing period; (xx) SECTION 4.7(B) OF THE CHECKERS DISCLOSURE MEMORANDUM sets forth a list of each joint venture, limited liability company, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes in which Checkers holds a direct or indirect ownership interest as of the date hereof or during any taxable period as to which the statute of limitations on the assessment of income or franchise tax has not yet expired; and (xxi) any past due property taxes for which Checkers or any Subsidiary of Checkers is liable do not exceed $100,000.

         4.8 PROPERTIES. Except as disclosed or reserved against in the Checkers Financial Statements and except for circumstances that would not have a Material Adverse Effect on Checkers, Checkers and each Subsidiary thereof has good title to all of the material properties and assets, tangible or intangible, reflected in Checkers Financial Statements as being owned by Checkers and its Subsidiaries as of the dates thereof, free and clear of all Liens, except such imperfections or irregularities of title as do not affect the use thereof in any material respect and statutory liens securing payments not yet delinquent. All leased buildings and all leased fixtures, equipment and other property and assets that are material to the business of Checkers on a consolidated basis are held under leases or subleases that are valid instruments enforceable in accordance with their respective terms. All leases to which Checkers or any Subsidiary thereof is a party were entered into in the ordinary course of business. None of such leases is with an Affiliate or contains any material terms or conditions which make any such lease unreasonably onerous or commercially unreasonable.

         4.9 COMPLIANCE WITH LAWS. Except as disclosed in the Checkers Reports and except for environmental matters, which shall be covered by Section 4.16 and which shall not be covered by this Section 4.9, Checkers and each Subsidiary thereof: (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or employees conducting its business, the breach or violation of which would have a Material Adverse Effect on Checkers; and (ii) has received no notification or communication from any Governmental Authority (y) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces, which noncompliance would have a Material Adverse Effect on Checkers or (z) threatening to revoke any license, franchise, permit or authorization of any Governmental Authority, which revocation would have a Material Adverse Effect on Checkers.

         4.10 EMPLOYEE BENEFIT PLANS.

         (a) Except as listed in SECTION 4.10 OF THE CHECKERS DISCLOSURE MEMORANDUM, none of Checkers, any of the Subsidiaries of Checkers or any of their respective ERISA Affiliates (as defined below) maintains, is a party to, participates in or has any liability or contingent liability with respect to:

               (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), respectively); or

               (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA).

         For purposes of this Agreement, the term "ERISA Affiliate" means, with respect to any person, any corporation, trade or business which, together with such person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of sections 414(b),
(c), (m) or (o) of the Code.

        (b) A true and correct copy of each of the plans, arrangements and agreements listed in SECTION 4.10 OF THE CHECKERS DISCLOSURE MEMORANDUM (referred to collectively as "Checkers Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied or made available to Rally's. In the case of any Checkers Employee Benefit Plan which is not in written form, Rally's has been supplied with an accurate description of such Checkers Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion relating to the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Checkers Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Checkers Employee Benefit Plan has been supplied or made available to Rally's, and there have been no material changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c) As to all Checkers Employee Benefit Plans:

               (i) Such Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such Checkers Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

               (ii) Such Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under
Section 511 of the Code.

               (iii) None of the assets of any such Plan (other than Checkers 401(k) plan and employee stock purchase plan) are invested in employer securities or employer real property.

               (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and none of Checkers, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any prohibited transaction.

               (v) There have been no acts or omissions by Checkers, any of its Subsidiaries or any of their respective ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which Checkers or any of its Subsidiaries may be liable.

               (vi) None of the payments contemplated by such Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code) and neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement would accelerate the payment, vesting or funding of benefits under any of such Plans.

               (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the actual knowledge of Checkers' President and Chief Executive Officer or Chief Financial Officer ("Checkers' Knowledge"), threatened involving any such Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

               (viii) No such Plan is subject to Title IV of ERISA and no such Plan is a multi-employer plan (within the meaning of Section 3(37)) of ERISA.

               (ix) None of Checkers or any of its Subsidiaries has any liability or contingent liability for providing, under any such Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under
Part 6 of Title I of ERISA and Section 4980B of the Code.

               (x) Accruals for all obligations under such Plans are reflected in the financial statements of Checkers in accordance with GAAP.

               (xi) To Checkers' Knowledge, there has been no act or omission that would impair the ability of Checkers or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.

         4.11 MATERIAL CONTRACTS.

         (a) Set forth in SECTION 4.11 OF THE CHECKERS DISCLOSURE MEMORANDUM is a list, as of the date hereof, of the following agreements:

               (i) each agreement pursuant to which Checkers or any of its Subsidiaries is entitled to receive amounts in excess of $100,000 (or the fair market equivalent thereof in goods or services) on an annual or annualized basis; each agreement pursuant to which Checkers or any of its Subsidiaries is obligated to pay an amount in excess of $100,000 (or the fair market equivalent thereof in goods or services) on an annual or annualized basis; and each agreement, the term of which exceeds two years and which may not be canceled by Checkers or any of its Subsidiaries without penalty on one year or less notice, and pursuant to which Checkers or any of its Subsidiaries is entitled to receive (in cash, services or property) or will be obligated to pay, during the unexpired term thereof, an amount in excess of $100,000 (or the fair market equivalent thereof in goods or services);

               (ii) each franchise, partnership, limited liability company, joint venture or trust agreement to which Checkers or any of its Subsidiaries is a party;

               (iii) each agreement limiting the right of Checkers or any of its Subsidiaries to engage in or compete with any person in any business or geographical area;

               (iv) each agreement or other arrangement of or involving Checkers or any of its Subsidiaries with respect to indebtedness for money borrowed, including letters of credit, guaranties, indentures, swaps and similar agreements;

               (v) each management, consulting, employment, severance or similar agreement requiring the payment of compensation in excess of $ 100,000 annually, to which Checkers or any of its Subsidiaries is a party and which may not be terminated by Checkers or such Subsidiary without penalty on 90 days (or less) notice;

               (vi) each lease or other agreement with respect to real property leased by Checkers or any of its Subsidiaries and which: requires Checkers or any of its Subsidiaries to pay an amount or amounts in excess of $100,000 on annual or annualized basis; or has an unexpired term which exceeds two years and may not be canceled by Checkers or any of its Subsidiaries without penalty on one year or less notice and which requires Checkers or any of its Subsidiaries to pay, during the unexpired term, an amount in excess of $100,000;

               (vii) each collective bargaining agreement to which Checkers or any of its Subsidiaries is a party;

               (viii) each agreement with any Affiliate of Checkers (other than employment agreements and agreements between Checkers and any Subsidiary thereof) to which Checkers or any of its Subsidiaries is a party which involves total payments or liabilities to or from Checkers or any of its Subsidiaries in excess of $60,000;

               (ix) each guaranty or indemnification (other than for money borrowed) or other similar agreement to which Checkers or any of its Subsidiaries is a party; and

               (x) each stockholder agreement, voting trust agreement, share purchase agreement, registration rights agreement or other similar agreement to which Checkers is a party or other agreement granting rights to one or more of the stockholders of Checkers, restricting the voting or transferability of Checkers Common Stock or otherwise pertaining to Checkers Common Stock or any interest (economic or voting) therein.

         (b) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Checkers, each contract identified in SECTION 4.11 OF THE CHECKERS DISCLOSURE MEMORANDUM (the "Checkers Contracts") is in full force and effect and is a legal, valid and binding contract or agreement of Checkers, and there is no default or breach or, to Checkers' Knowledge, any event that, with the giving of notice or lapse of time or both, would result in a material default or breach) by Checkers, any of its Subsidiaries or, to Checkers' Knowledge, any other party in the timely performance of any obligation to be performed or paid thereunder or any other material provision thereof. To Checkers' Knowledge, none of its franchisees or suppliers will terminate or reduce any of their agreements with Checkers, which termination or reduction would have a Material Adverse Effect on Checkers.

         (c) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Checkers, none of Checkers Contracts will terminate, become terminable by the other party thereto, or have the terms thereof become amended or amendable by the other party thereto without the consent of Checkers, as a result of the execution and delivery of this Agreement, the joint purchasing agreement or any of the other agreements or documents contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby.

         4.12 LEGAL PROCEEDINGS. Except as set forth in SECTION 4.12 OF THE CHECKERS DISCLOSURE MEMORANDUM, there are no actions, suits or proceedings instituted or pending or, to Checkers' Knowledge, threatened, against Checkers or any of its Subsidiaries or against any property, asset, interest or right of any of them, that involve more than $100,000 in controversy, whether or not covered by insurance, or that seek relief other than money damages from Checkers or any of its subsidiaries, or that would have, either individually or in the aggregate, a Material Adverse Effect on Checkers if adversely decided. Neither Checkers nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree that would have a Material Adverse Effect on Checkers.

         4.13 CERTAIN INFORMATION.

         (a) When the Registration Statement (as defined in Section 6.4) to be filed with the Commission by Checkers pursuant to Section 6.4 or any post-effective amendment thereto shall become effective, and at all times subsequent thereto up to and including the Effective Time, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Checkers relating to Checkers or its Subsidiaries, shall comply as to form in all material respects with the provisions of all applicable securities laws. Any written information supplied or to be supplied by Checkers specifically for inclusion in the Joint Proxy Statement/Prospectus, at the time it is sent to Checkers stockholders, or the Registration Statement at the time it is filed with the Commission and when it is declared effective by the Commission, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

         (b) If at any time prior to the Effective Time, any event occurs of which Checkers has knowledge and which is required to be described in the Registration Statement or any supplement or amendment thereto, Checkers will file and disseminate, as required, a supplement or amendment which complies as to form in all material respects with the provisions of all applicable securities laws. Prior to its filing with the Commission, the Registration Statement and each amendment or supplement thereto shall be delivered to Rally's and its counsel.

         (c) All documents that Checkers is responsible for filing with the Commission or any other Governmental Authority in connection with the transactions contemplated hereby shall comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         4.14 NO BROKERS. Checkers has not entered into a contract, arrangement or understanding with any person or firm that may result in the obligation of Checkers or any of its Subsidiaries to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, or the consummation of the transactions contemplated hereby or thereby, except that Checkers has retained Credit Suisse First Boston Corporation as its financial advisor.

         4.15 OPINION OF FINANCIAL ADVISOR. The Independent Committee of the Board of Directors of Checkers has received the opinion (the "Checkers Opinion") of Credit Suisse First Boston Corporation (the "Checkers Financial Advisor") to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the 1.99 exchange ratio set forth in Section 3.1(a) is fair to Checkers from a financial point of view. A copy of such written opinion and any amendments or supplements thereto shall be delivered to Rally's as promptly as practicable after receipt thereof by Checkers.

         4.16 ENVIRONMENTAL. Except as disclosed in SECTION 4.16 OF THE CHECKERS DISCLOSURE MEMORANDUM and except insofar as inaccuracies in the following statements would not have a Material Adverse Effect on Checkers (and with respect to properties formerly owned or leased by Checkers or any of its Subsidiaries, only with respect to such period of ownership or lease): (i) the properties owned or leased by Checkers or any of its Subsidiaries and properties formerly owned or leased by Checkers or any of its Subsidiaries for which Checkers has contractual liability (the "Checkers Properties") are or were, as the case may be, in compliance in all material respects with all applicable federal, state and local environmental and hazardous waste laws and regulations; (ii) no enforcement actions are pending or threatened against Checkers or any of its Subsidiaries and no notice of potential liability or administrative or judicial proceedings (including notices regarding clean up of off-site third party hazardous waste sites) has been received by Checkers or such Subsidiary; (iii) there does not now exist on any Checkers Properties currently owned or leased by Checkers, and there has not occurred on, from or under Checkers Properties, a material disposal or release of, Hazardous Substances, Hazardous Wastes or Contaminants (as such terms are defined in SECTION 4.16 OF THE CHECKERS DISCLOSURE MEMORANDUM; (iv) Checkers Properties contain no unregistered underground storage tanks; (v) neither Checkers nor any of its Subsidiaries nor any of their respective predecessors has any contingent liability in connection with the release of any Hazardous Substances, Hazardous Wastes or Contaminants into the environment; and (vi) neither Checkers or any of its Subsidiaries nor any of their respective predecessors has (A) given any release or waiver of liability that would waive or impair any claim based on Hazardous Substances, Hazardous Wastes or Contaminants to any current or prior tenant or owner of any real property owned or leased at any time by either Checkers or any of its Subsidiaries or to any party who may be potentially responsible for the presence of Hazardous Substances, Hazardous Wastes or Contaminants on any such real property; or (B) made any promise of indemnification to any party regarding Hazardous Substances, Hazardous Wastes or Contaminants that may be located on any real property owned or leased at any time by either Checkers or any Subsidiary or any of their respective predecessors. SECTION 4.16 OF THE CHECKERS DISCLOSURE MEMORANDUM contains a description of environmental indemnities of which either Checkers or any of its Subsidiaries is a beneficiary.

         4.17 PERSONNEL. Except as set forth in SECTION 4.17 OF THE CHECKERS DISCLOSURE Memorandum, there is no outstanding liability for arrears of wages, payroll taxes or failure to comply with applicable employment laws and there are no labor disputes existing, or to Checkers' Knowledge, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to Checkers' Knowledge, threatened to be filed with the National Labor Relations Board against Checkers or any of its Subsidiaries. To Checkers' Knowledge, there is no union representation or organizing effort pending or threatened against Checkers or any Subsidiary. Neither Checkers nor any Subsidiary has agreed to recognize any union or other collective bargaining unit except those governed by the terms of the agreements listed in SECTION 4.11 OF THE CHECKERS DISCLOSURE MEMORANDUM.

         4.18 TAKEOVER STATUTES. Except for Article 9 of Checkers' Certificate of Incorporation, Sections 607.0901--607.0903 of the Florida 1989 Business Corporation Act and Section 203 of the DGCL, no "fair price," "moratorium," "control share acquisition" or other anti-takeover statute or regulation enacted under any federal or state or foreign law, applicable to Checkers is applicable to the Merger or the other transactions contemplated hereby.

         4.19 INTELLECTUAL PROPERTY. Except as set forth in SECTION 4.19 OF THE CHECKERS DISCLOSURE MEMORANDUM: (i) Checkers and each of its Subsidiaries owns or possesses or has all Intellectual Property necessary to conduct its business as conducted; (ii) neither Checkers nor any of its Subsidiaries has received any unresolved notice of, or is aware of any fact or circumstance that would give any third party a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by Checkers or any of its Subsidiaries; (iii) the use of such Intellectual Property to conduct the business and operations of Checkers and its Subsidiaries as conducted does not infringe on the rights of any person; (iv) no person is challenging or infringing on or otherwise violating any right of Checkers or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Checkers or any of its Subsidiaries; (v) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a loss or limitation in
(x) the rights and licenses of Checkers or any of its Subsidiaries to use or enjoy the benefit of any Intellectual Property employed by them in connection with their business as conducted (y) the amount of any royalties or other benefits received by Checkers or any of its Subsidiaries from Intellectual Property owned by it.

         4.20 INSURANCE. Checkers and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business.

         4.21 YEAR 2000 COMPLIANCE. Except as set forth in SECTION 4.21 OF THE CHECKERS DISCLOSURE MEMORANDUM, Checkers' information systems are designed to be used prior to, during and after the calendar year 2000 A.D., and its information systems will accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of time/date data.

         4.22 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Checkers Common Stock is the only vote of the holders of any class or series of Checkers capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF RALLY'S

         Rally's represents and warrants to Checkers as follows:

         5.1 ORGANIZATION AND STANDING.

         (a) Rally's is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of the properties owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Rally's.

         (b) Rally's has furnished to Checkers complete and correct copies of its Certificate of Incorporation and By-laws and of the Certificate of Incorporation and By-laws or similar Organizational Documents of each of its Subsidiaries, as amended through the date hereof. Such Organizational Documents are in full force and effect and no other organizational documents are applicable to or binding upon Rally's or any Subsidiary of Rally's.

         5.2 AUTHORIZATION, VALIDITY AND EFFECT.

         (a) Rally's has the requisite corporate power and authority to execute and deliver this Agreement, the Rally's Voting Agreement and all other agreements and documents contemplated hereby or thereby to be executed and delivered by it, and, subject to stockholder approval, to consummate the transactions contemplated hereby and thereby. Subject to approval and adoption by Rally's stockholders of this Agreement, the execution and delivery of this Agreement, the Rally's Voting Agreement and such other agreements and documents, and the consummation of the transactions, contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Rally's. This Agreement has been duly and validly executed and delivered by Rally's and represent the legal, valid and binding obligation of Rally's enforceable against it in accordance with their respective terms, except as the enforcement hereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights generally.

         (b) The Board of Directors of Rally's has duly approved the transactions contemplated by this Agreement for the purposes of Section 203 of the DGCL, such that the restrictions on "business combinations" set forth in
Section 203 of the DGCL will not apply to such transactions.

         5.3 CAPITALIZATION.

         (a) The authorized capital stock of Rally's consists of: (i) 50,000,000 shares of Rally's Common Stock, of which, as of the date hereof, 29,335,243 shares are issued and outstanding and 273,445 shares are held in Rally's treasury; and (ii) 5,000,000 shares of Preferred Stock, $.10 per value per share (the "Rally's Preferred Stock"), none of which is outstanding as of the date hereof. All of the outstanding shares of Rally's Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. As of the date hereof, Rally's had outstanding options and warrants representing the right to acquire from Rally's not more than 11,740,544 shares of Rally's Common Stock, subject to adjustment. Each such option or warrant, the holder thereof, the grant date, exercise price, the vesting date and other material terms thereof and the instrument or plan pursuant to which such option or warrant was issued are described in SECTION 5.3(B) OF THE DISCLOSURE MEMORANDUM delivered to Checkers three business days prior to the execution hereof (the "Rally's Disclosure Memorandum").

         (b) Except as set forth in Section 5.3(a), there are no shares of capital stock or other equity securities of Rally's outstanding, and except as set forth in SECTION 5.3(B) OF THE RALLY'S DISCLOSURE MEMORANDUM, no outstanding options, warrants or rights to subscribe for, securities or rights convertible into or exchangeable for, or contracts, commitments or arrangements by which Rally's is or may be required to issue or sell additional Rally's Common Stock or any other equity interest in Rally's (collectively, "Rally's Equity Rights").

         (c) Except as described in SECTION 5.3(C) OF THE RALLY'S DISCLOSURE MEMORANDUM, since September 6, 1998, Rally's has not (i) issued any Rally's Common Stock or Rally's Equity Rights, other than pursuant to the exercise of options and warrants that were issued and outstanding on September 6, 1998, (ii) purchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries, any Rally's Common Stock or (iii) declared, set aside, made or paid to the stockholders of Rally's dividends or other distributions on the outstanding Rally's Common Stock.

         5.4 RALLY'S SUBSIDIARIES.

         (a) SECTION 5.4(A) OF THE RALLY'S DISCLOSURE MEMORANDUM lists all Subsidiaries of Rally's. All of the outstanding shares of capital stock of each Subsidiary of Rally's are duly and validly issued, fully paid and non-assessable and are owned by Rally's either directly or indirectly through another wholly owned Subsidiary of Rally's free and clear of all Liens. No equity securities of any Subsidiary may be required to be issued (other than to Rally's) by reason of any (i) option, warrant or right to subscribe therefor, (ii)convertible security or securities or rights exchangeable therefor, or (iii) contracts, commitments, understandings or arrangements. There are no contracts, commitments, understandings or arrangements by which Rally's or any Subsidiary of Rally's is or may be obligated to sell, vote or otherwise transfer any shares of the capital stock of any Subsidiary of Rally's.

         (b) Each Subsidiary of Rally's is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be so qualified and in good standing would not have a Material Adverse Effect on Rally's.

         (c) Other than as set forth in SECTION 5.4(C) OF THE RALLY'S DISCLOSURE MEMORANDUM and except for interests in Subsidiaries, neither Rally's nor any Subsidiary thereof owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, limited liability company, partnership, joint venture, business, trust or other legal entity.

         5.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Neither the execution and delivery by Rally's of this Agreement, the Rally's Voting Agreement or any other agreement contemplated herein or therein to which it is a party nor the consummation by Rally's of the transactions contemplated herein or therein, nor compliance by Rally's with any of the provisions hereof or thereof will: (i) conflict with or result in a breach of any provision of the Organizational Documents of Rally's or any Subsidiary thereof; (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of Rally's or any Subsidiary thereof pursuant to, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect on Rally's; or (iii) subject to receipt of the requisite approvals referred to in Section 5.5(b), violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority, applicable to Rally's or any Subsidiary thereof or any of their respective properties or assets which violation would have a Material Adverse Effect on Rally's; or (iv) constitute or result in a Change of Control, as that term is used and defined in the Indenture, dated as of March 1, 1993, by and among Rally's, as issuer, certain of its subsidiaries, as subsidiary guarantors, and Chase Manhattan Trust Company, N.A., as successor trustee (the "Indenture"), or require Rally's, Checkers or any other person to make a Change of Control Offer pursuant to
Section 4.14 of the Indenture, or otherwise give rise to any obligation to offer to purchase the securities issued pursuant to the Indenture.

         (b) Other than (i) in connection or compliance with the provisions of applicable state and federal securities laws, and the rules and regulations of the Commission thereunder, (ii) notices and completion of the applicable waiting period under the HSR Act, (iii) filings with the Secretary of State of the State of Delaware required to effect the Merger, (iv) in connection or compliance with the applicable requirements of the Code, and state, local and foreign tax laws,
(v) as set forth in SECTION 5.5(B) OF THE RALLY'S DISCLOSURE MEMORANDUM and (vi) where the failure to give such notice, make such filing or receive such order, authorization, exemption, consent or approval would not have a Material Adverse Effect on Rally's, no notice to, filing with, authorization of, exemption by or consent or approval of any Governmental Authority is necessary for the consummation by Rally's of the transactions contemplated in this Agreement or the Rally's Voting Agreement.

         5.6 RALLY'S REPORTS; FINANCIAL STATEMENTS.

         (a) Rally's has filed all forms, reports and documents required to be filed by it with the Commission since January 2, 1995 (collectively, the "Rally's Reports") pursuant to Section 13 or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. As of their respective dates as subsequently amended prior to the date of this Agreement, the Rally's Reports
(i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Rally's (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 28, 1997, as amended (the "Rally's Form 10-K"), and its Quarterly Report on Form 10-Q for the period ended September 6, 1998 (the "Rally's Form 10-Q"), copies of which have been provided to Checkers (collectively, the "Rally's Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein) and fairly present, in all material respects, the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Rally's and its consolidated Subsidiaries as of the dates and for the periods indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements).

         (c) As of the date of this Agreement, except set forth in the Rally's Reports or SECTION 5.6(C) OF THE RALLY'S DISCLOSURE MEMORANDUM: (i) no event has occurred since December 28, 1997 (y) which if such event had occurred prior to December 28, 1997 would have been required to be disclosed in the Rally's Form 10-K or (z) which could have a Material Adverse Effect on Rally's; (ii) Rally's has not engaged in any transaction with any of its affiliates and (iii) neither Rally's nor any Subsidiary of Rally's has any material outstanding claims against it, liabilities or indebtedness, contingent or otherwise, nor does there exist any condition, fact or circumstances which Rally's reasonably anticipates will create such claim or liability, other than claims or liabilities incurred subsequent to December 28, 1997 in the ordinary course of business, consistent with past practices, and which individually and in the aggregate do not have and are not reasonably anticipated to have a Material Adverse Effect on Rally's.

         (d) Since December 28, 1997 and except as disclosed in SECTION 5.6(D) OF THE RALLY'S DISCLOSURE MEMORANDUM or the Rally's Reports, Rally's and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with past practices.

         (e) Since December 28, 1997, except as disclosed in SECTION 5.6(E) OF THE RALLY'S DISCLOSURE MEMORANDUM and the Rally's Reports, there has been no event or condition that has caused or is reasonably anticipated to cause a Material Adverse Effect on Rally's.

         5.7 TAX AND ACCOUNTING MATTERS.

         (a) For purposes of this Section 5.7: (i) the term "Taxes" shall include all federal, state, county, local or foreign taxes, charges, levies, imposts or other assessments of any nature whatsoever, including corporate income tax, corporate franchise tax, payroll tax, sales tax, use tax, property tax, excise tax, withholding tax, and environmental tax, together with any interest thereon and any penalties or additions to tax relating thereto imposed by any governmental taxing authority for which Rally's or any other member of the Rally's Group (as defined below in this Section 5.7(a)) may be directly or contingently liable in its own right, as collection agent for taxes imposed on another person, as a result of any guaranty or election, or as a transferee of the assets of, or as successor to, any person, or pursuant to any applicable law; (ii) the term the "Rally's Group" shall mean, individually and collectively, Rally's, any Subsidiary of Rally's, and any individual, trust, corporation, partnership, limited liability company or other entity as to which Rally's may be liable for Taxes for which Rally's or such individual or entity may be directly or contingently liable in its own right, as a result of any guaranty or election, or as a transferee of the assets of, or as successor to, any person, or pursuant to any applicable law; and (iii) the term "Returns" shall mean all returns, reports, estimates, declarations of estimated tax, information statements and other filings relating to, or required to be filed in connection with, any Taxes, including, without limitation, information returns or reports with respect to backup or employee withholding and other payments to third parties.

         (b) Except as indicated in SECTION 5.7(B) OF THE RALLY'S DISCLOSURE
MEMORANDUM: (i) all Returns required to be filed by or on behalf of any member of the Rally's Group have been duly filed on a timely basis and all such Returns are true, correct and complete in all material respects; (ii) all Taxes that have been shown as due and payable on the Returns that have been filed by or on behalf of each member of the Rally's Group have been timely paid, and no other Taxes are payable by any member of the Rally's Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns); (iii) the amounts set forth as provisions for current and deferred taxes and/or accrued liabilities in the Rally's Financial Statements are sufficient for the payment of all unpaid Taxes accrued for or applicable to all periods ended on the respective dates of the Rally's Financial Statements and all years and periods prior thereto, and each of the amounts set forth on the Rally's Financial Statements in respect of current Taxes and deferred Taxes has been correctly determined in accordance with GAAP; (iv) no member of the Rally's Group is delinquent in the payment of any Taxes or has requested any extension of time within which to file any Return, which Return has not since been filed, accompanied by payment of all Taxes shown as due and payable thereon; (v) there is no dispute or claim concerning any Tax liability of any member of the Rally's Group either (A) claimed or raised by any governmental taxing authority in writing or (B) as to which any director or officer of any member of the Rally's Group (or employees responsible for Taxes of any such member of the Rally's Group) has knowledge based upon personal contact with any agent of such authority, other than those Taxes, identified in SECTION 5.7(B) OF THE RALLY'S DISCLOSURE MEMORANDUM, being contested in good faith by appropriate proceedings;
(vi) no member of the Rally's Group has waived any statute of limitations in respect of Taxes or granted any extension of the limitations period applicable to any claim for Taxes; (vii) Rally's is not liable for the Taxes of any person, including, without limitation, as a result of the application of United States Treasury Regulation Section 1.1502-6, any analogous provision of state, local or foreign law (including, without limitation, principles of unitary taxation), or as a result of any contractual arrangement, whether with any third party or with any taxing authority; (viii) Rally's is not nor has it ever been a party to any tax sharing agreement with any corporation or limited liability company which is not currently a member of the Rally's Group; (ix) no claim has ever been made by any governmental taxing authority in any jurisdiction where any member of the Rally's Group does not file Returns that it is or may be subject to taxation by such jurisdiction; (x) there are no Liens on any of the assets of any member of the Rally's Group that arose in connection with any failure (or alleged failure) to pay any Taxes; (xi) each member of the Rally's Group has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (xii) no director or officer of any member of the Rally's Group (or employees responsible for Taxes of such member) expects any governmental taxing authority to assess any additional Taxes for any period for which Returns have been filed; (xiii) SECTION 5.7(B) OF THE RALLY'S DISCLOSURE MEMORANDUM lists all Returns (relating to any type of Tax and to any taxable period) filed with respect to Rally's that have been audited and indicates those Returns that currently are the subject of audit; (xiv) Rally's has delivered or made available to Checkers correct and complete copies of all federal, state, local and foreign income and franchise Tax Returns filed with respect to Rally's for all taxable periods for which the applicable statute of limitations for the assessment of any Tax has not yet expired, and has provided representatives of Checkers access to all Returns (relating to any type of Tax and to any taxable period) filed with respect to Rally's; (xv) Rally's has delivered to Checkers all examination reports and statements of deficiency assessed against or agreed to by each member of the Rally's Group since January 2, 1995; (xvi) Rally's is not and has never been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code; (xvii) no member of the Rally's Group is a "consenting corporation" under Section 341(f) of the Code; (xviii) no member of the Rally's Group has entered into any compensatory agreement with respect to the performance of services as to which payment or vesting thereunder (including payment or vesting as a result of the transactions contemplated hereunder) would result in a nondeductible expense to the Rally's Group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code; (xix) Rally's has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that would require the recognition of income pursuant to such adjustment in any post-closing period;
(xx) SECTION 5.7(B) OF THE RALLY'S DISCLOSURE MEMORANDUM sets forth a list of each joint venture, limited liability company, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes in which Rally's holds a direct or indirect ownership interest as of the date hereof or during any taxable period as to which the statute of limitations on the assessment of income or franchise tax has not yet expired; and (xxi) any past due property taxes for which Rally's or any Subsidiary of Rally's is liable do not exceed $100,000.

         5.8 PROPERTIES. Except as disclosed or reserved against in the Rally's Financial Statements and except for circumstances that would not have a Material Adverse Effect on Rally's, Rally's and each Subsidiary thereof has good title to all of the material properties and assets, tangible or intangible, reflected in the Rally's Financial Statements as being owned by Rally's and its Subsidiaries as of the dates thereof, free and clear of all Liens, except such imperfections or irregularities of title as do not affect the use thereof in any material respect and statutory liens securing payments not yet delinquent. All leased buildings and all leased fixtures, equipment and other property and assets that are material to the business of Rally's on a consolidated basis are held under leases or subleases that are valid instruments enforceable in accordance with their respective terms. All leases to which Rally's or any Subsidiary thereof is a party were entered into in the ordinary course of business. None of such leases is with an Affiliate or contains any material terms or conditions which make any such lease unreasonably onerous or commercially unreasonable.

         5.9 COMPLIANCE WITH LAWS. Except as disclosed in the Rally's Reports and except for environmental matters, which shall be covered by Section 5.16 hereof and which shall not be covered by this Section 5.9, Rally's and each Subsidiary thereof: (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or employees conducting its business, the breach or violation of which would have a Material Adverse Effect on Rally's; and (ii) has received no notification or communication from any Governmental Authority (y) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces, which noncompliance would have a Material Adverse Effect on Rally's or (z) threatening to revoke any license, franchise, permit or authorization of any Governmental Authority, which revocation would have a Material Adverse Effect on Rally's.

         5.10 EMPLOYEE BENEFIT PLANS.

         (a) Except as listed in SECTION 5.10 OF THE RALLY'S DISCLOSURE MEMORANDUM, none of Rally's, any of the Subsidiaries of Rally's or any of their respective ERISA Affiliates maintains, is a party to, participates in or has any liability or contingent liability with respect to:

                (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(l) and 3(2) of ERISA respectively); or

                (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA).

         (b) A true and correct copy of each of the plans, arrangements, and agreements listed in SECTION 5.10 OF THE RALLY'S DISCLOSURE MEMORANDUM (referred to collectively as "Rally's Employee Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been supplied or made available to Checkers. In the case of any Rally's Employee Benefit Plan which is not in written form, Checkers has been supplied with an accurate description of such Rally's Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion relating to of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Rally's Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Rally's Employee Benefit Plan has been supplied or made available to Checkers, and there have been no material changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c) As to all Rally's Employee Benefit Plans:

               (i) Such Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such Rally's Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

               (ii) Such Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under
Section 511 of the Code.

               (iii) None of the assets of any such Plan (other than Rally's employee stock purchase plan) are invested in employer securities or employer real property.

               (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and none of Rally's, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any prohibited transaction.

               (v) There have been no acts or omissions by Rally's, any of its Subsidiaries or any of their respective ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which Rally's or any of its Subsidiaries may be liable.

               (vi) None of the payments contemplated by such Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code) and neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement would accelerate the payment, vesting or funding of benefits under any of such Plans.

               (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the actual knowledge of Rally's President and Chief Executive Officer or Chief Financial Officer ("Rally's Knowledge"), threatened involving any such Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

               (viii) No such Plan is subject to Title IV of ERISA and no such Plan is a multi-employer plan (within the meaning of Section 3(37)) of ERISA.

               (ix) None of Rally's or any of its Subsidiaries has any liability or contingent liability for providing, under any such Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

               (x) Accruals for all obligations under such Plans are reflected in the financial statements of Rally's in accordance with GAAP.

               (xi) To Rally's Knowledge, there has been no act or omission that would impair the ability of Rally's or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Employee Benefit Plan.

         5.11 MATERIAL CONTRACTS.

         (a) Set forth in SECTION 5.11 OF THE RALLY'S DISCLOSURE MEMORANDUM is a list, as of the date hereof, of the following agreements:

               (i) each agreement pursuant to which Rally's or any of its Subsidiaries is entitled to receive amounts in excess of $100,000 (or the fair market equivalent thereof in goods or services) on an annual or annualized basis; each agreement pursuant to which Rally's or any of its Subsidiaries is obligated to pay an amount in excess of $100,000 (or the fair market equivalent thereof in goods or services) on an annual or annualized basis; and each agreement, the term of which exceeds two years and which may not be canceled by Rally's or any of its Subsidiaries without penalty on one year or less notice, and pursuant to which Rally's or any of its Subsidiaries is entitled to receive (in cash, services or property) or will be obligated to pay, during the unexpired term thereof, an amount in excess of $100,000 (or the fair market equivalent thereof in goods or services);

               (ii) each franchise, partnership, limited liability company, joint venture or trust agreement to which Rally's or any of its Subsidiaries is a party;

               (iii) each agreement limiting the right of Rally's or any of its Subsidiaries to engage in or compete with any person in any business or geographical area;

               (iv) each agreement or other arrangement of or involving Rally's or any of its Subsidiaries with respect to indebtedness for money borrowed, including letters of credit, guaranties, indentures, swaps and similar agreements;

               (v) each management, consulting, employment, severance or similar agreement requiring the payment of compensation in excess of $100,000 annually, to which Rally's or any of its Subsidiaries is a party and which may not be terminated by Rally's or such Subsidiary without penalty on 90 days (or less) notice;

               (vi) each lease or other agreement with respect to real property leased by Rally's or any of its Subsidiaries and which: requires Rally's or any of its Subsidiaries to pay an amount or amounts in excess of $100,000 on annual or annualized basis; or has an unexpired term which exceeds two years and may not be canceled by Rally's or any of its Subsidiaries without penalty on one year or less notice and which requires Rally's or any of its Subsidiaries to pay, during the unexpired term, an amount in excess of $100,000;

               (vii) each collective bargaining agreement to which Rally's or any of its Subsidiaries is a party;

               (viii) each agreement with any Affiliate of Rally's (other than employment agreements and agreements between Rally's and any Subsidiary thereof) to which Rally's or any of its Subsidiaries is a party which involves total payments or liabilities to or from Rally's or any of its Subsidiaries in excess of $60,000;

               (ix) each guaranty or indemnification (other than for money borrowed) or other similar agreement to which Rally's or any of its Subsidiaries is a party; and

               (x) each stockholder agreement, voting trust agreement, share purchase agreement, registration rights agreement or other similar agreement to which Rally's is a party or other agreement granting rights to one or more of the stockholders of Rally's, restricting the voting or transferability of Rally's Common Stock or otherwise pertaining to Rally's Common Stock or any interest (economic or voting) therein.

         (b) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Rally's, each contract identified in SECTION 5.11 OF THE RALLY'S DISCLOSURE Memorandum (the "Rally's Contracts") is in full force and effect and is a legal, valid and binding contract or agreement of Rally's, and there is no default or breach or, to Rally's Knowledge, any event that, with the giving of notice or lapse of time or both, would result in a material default or breach by Rally's, any of its Subsidiaries or, to Rally's Knowledge, any other party in the timely performance of any obligation to be performed or paid thereunder or any other material provision thereof. To Rally's Knowledge none of its franchisees or suppliers will terminate or reduce any of their agreements with Rally's, which termination would have a Material Adverse Effect on Rally's.

         (c) Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Rally's, none of the Rally's Contracts will terminate, become terminable by the other party thereto, or have the terms thereof become amended or amendable by the other party thereto without the consent of Rally's, as a result of the execution and delivery of this Agreement or any of the other agreements or documents contemplated hereby or thereby to which Rally's is a party or the consummation of the transactions contemplated hereby or thereby.

         5.12 LEGAL PROCEEDINGS. Except as disclosed in SECTION 5.12 OF THE RALLY'S DISCLOSURE MEMORANDUM, there are no actions, suits, investigations or proceedings instituted, pending or, to Rally's Knowledge, threatened, against Rally's or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that involve more than $100,000 in controversy, whether or not covered by insurance, or that seek relief other than money damages from Rally's or any of its Subsidiaries, or that would have, either individually or in the aggregate, a Material Adverse Effect on Rally's if adversely decided. Neither Rally's nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree that would have a Material Adverse Effect on Rally's.

         5.13 CERTAIN INFORMATION.

         (a) When the Registration Statement (as defined in Section 6.4) to be filed with the Commission by Checkers pursuant to Section 6.4 or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the Effective Time, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Rally's relating to Rally's or any of its Subsidiaries, shall, if Rally's has approved the contents and presentation of such information, comply as to form in all material respects with the provisions of all applicable securities laws. Any written information supplied or to be supplied by Rally's specifically for inclusion in the Joint Proxy Statement/Prospectus, at the time it is sent to Rally's stockholders, or the Registration Statement, at the time it is filed with the Commission and when it is declared effective by the Commission, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) If at any time prior to the Effective Time, any event occurs of which Rally's has knowledge and which is required to be described in the Registration Statement or any supplement or amendment thereto, Rally's will provide Checkers with sufficient supplemental written information to enable Checkers to file and disseminate, as required, a supplement or amendment to the Registration Statement.

         (c) All documents that Rally's is responsible for filing with the Commission or any other Governmental Authority in connection with the transactions contemplated hereby shall comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         5.14 NO BROKERS. Except as disclosed in SECTION 5.14 OF THE RALLY'S DISCLOSURE MEMORANDUM, Rally's has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Rally's, any of its Subsidiaries or Checkers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, or thereby except that Rally's has retained Schroder & Co. Inc. as its financial advisor.

         5.15 OPINION OF FINANCIAL ADVISOR. Rally's has received the opinion (the "Rally's Opinion") of Schroder & Co. Inc. (the "Rally's Financial Advisor") to the effect that, as of the date hereof, the 1.99 exchange ratio set forth in
Section 3.1(a) is fair, from a financial point of view, to the stockholders of Rally's who are not affiliated with eitherCheckers or Rally's. A copy of such written opinion and any amendments or supplements thereto shall be delivered to Checkers as promptly as practicable after receipt thereof by Rally's.

         5.16 ENVIRONMENTAL. Except as disclosed in SECTION 5.16 OF THE RALLY'S DISCLOSURE MEMORANDUM and except insofar as inaccuracies in the following statements would not have a Material Adverse Effect on Rally's (and with respect to properties formerly owned or leased by Rally's or any of its Subsidiaries, only with respect to such period of ownership or lease): (i) the properties owned or leased by Rally's or any of its Subsidiaries and properties formerly owned or leased by Rally's or any of its Subsidiaries for which Rally's has contractual liability (the "Rally's Properties") are or were, as the case may be, in compliance in all material respects with all applicable federal, state and local environmental and hazardous waste laws and regulations; (ii) no enforcement actions are pending or threatened against Rally's or any of its Subsidiaries and no notice of potential liability or administrative or judicial proceedings (including notices regarding clean up of off-site third party hazardous waste sites) has been received by Rally's or such Subsidiary; (iii) there does not now exist on any Rally's Properties currently owned or leased by Rally's, and there has not occurred on, from or under Rally's Properties, a material disposal or release of, Hazardous Substances, Hazardous Wastes or Contaminants (as such terms are defined in SECTION 5.16 OF THE RALLY'S DISCLOSURE MEMORANDUM); (iv) Rally's Properties contain no unregistered underground storage tanks; (v) neither Rally's nor any of its Subsidiaries nor any of their respective predecessors has any contingent liability in connection with the release of any Hazardous Substances, Hazardous Wastes or Contaminants into the environment; and (vi) neither Rally's or any of its Subsidiaries nor any of their respective predecessors has (A) given any release or waiver of liability that would waive or impair any claim based on Hazardous Substances, Hazardous Wastes or Contaminants to any current or prior tenant or owner of any real property owned or leased at any time by either Rally's or any of its Subsidiaries or to any party who may be potentially responsible for the presence of Hazardous Substances, Hazardous Wastes or Contaminants on any such real property; or (B) made any promise of indemnification to any party regarding Hazardous Substances, Hazardous Wastes or Contaminants that may be located on any real property owned or leased at any time by either Rally's or any Subsidiary or any of their respective predecessors. SECTION 5.16 OF THE RALLY'S DISCLOSURE MEMORANDUM contains a description of environmental indemnities of which either Rally's or any of its Subsidiaries is a beneficiary.

         5.17 PERSONNEL. Except as set forth in SECTION 5.17 OF THE RALLY'S DISCLOSURE MEMORANDUM, there is no outstanding liability for arrears of wages, payroll taxes or failure to comply with applicable employment laws and there are no labor disputes existing, or to Rally's Knowledge, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to Rally's Knowledge, threatened to be filed with the National Labor Relations Board against Rally's or any of its Subsidiaries. To Rally's Knowledge, there is no union representation or organizing effort pending or threatened against Rally's or any Subsidiary. Neither Rally's nor any Subsidiary has agreed to recognize any union or other collective bargaining unit except those governed by the terms of the agreements listed in SECTION 5.11 OF THE RALLY'S DISCLOSURE MEMORANDUM.

         5.18 TAKEOVER STATUTES. Except for Section 203 of the DGCL, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any federal, state or other law applicable to Rally's is applicable to the Merger or the other transactions contemplated hereby.

         5.19 INTELLECTUAL PROPERTY. Except as set forth in SECTION 5.19 OF THE RALLY'S DISCLOSURE MEMORANDUM: (i) Rally's and each of its Subsidiaries owns or possesses or has all rights and licenses in, all patents, patent rights, licenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct its business as conducted; (ii) neither Rally's nor any of its Subsidiaries has received any unresolved notice of, or is aware of any fact or circumstance that would give any third party a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by Rally's or any of its Subsidiaries; (iii) the use of such Intellectual Property to conduct the business and operations of Rally's and its Subsidiaries as conducted does not infringe on the rights of any person; (iv) no person is challenging or infringing on or otherwise violating any right of Rally's or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Rally's or any of its Subsidiaries; (v) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a loss or limitation in (x) the rights and licenses of Rally's or any of its Subsidiaries to use or enjoy the benefit of any Intellectual Property employed by them in connection with their business as conducted or (y) the amount of any royalties or other benefits received by Rally's or any of its Subsidiaries from Intellectual Property owned by it.

         5.20 INSURANCE. Rally's and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business.

         5.21 YEAR 2000 COMPLIANCE. Except as disclosed in SECTION 5.21 OF THE RALLY'S DISCLOSURE MEMORANDUM, Rally's information systems are designed to be used prior to, during and after the calendar year 2000 A.D., and its information systems will accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of time/date data.

         5.22 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Rally's Common Stock is the only vote of the holders of any class or series of Rally's capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

                                    ARTICLE 6
                            COVENANTS AND AGREEMENTS

         6.1 INTERIM OPERATIONS OF CHECKERS. Prior to the earlier of the Effective Time or the termination of this Agreement, except as contemplated by any other provision of this Agreement, unless Rally's has previously consented in writing thereto (which consent shall not be unreasonably withheld or delayed), Checkers and its Subsidiaries will each conduct its operations according to its ordinary course of business consistent with past practice and will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it to the end that its goodwill and ongoing business will not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, Checkers shall not, and shall not permit any Subsidiary thereof to:

         (a) grant any general increase in compensation or benefits to its employees or to its officers, except in the ordinary course consistent with past practice or as required by law; pay any bonus compensation except in the ordinary course consistent with past practice or in accordance with the provisions of any applicable program or plan adopted by the Checkers Board or any Subsidiary of Checkers prior to the date hereof; enter into or amend the terms of any severance agreements with its officers; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law) that would materially increase the retirement benefit liabilities of Checkers and its Subsidiaries on a consolidated basis;

         (b) amend, alter or revise any existing employment contract, understanding, arrangement or agreement with any person receiving compensation (including salary and bonus) in excess of $100,000 per year (unless such amendment is required by law) to increase the compensation (including bonus) or benefits payable thereunder or pursuant thereto or enter into any new employment contract, understanding, arrangement or agreement with any person having a salary thereunder in excess of $100,000 that Checkers or such Subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

         (c) adopt any new employee benefit plan or make any change in or to any existing Checkers Employee Benefit Plan other than any such change that (i) is required by law, (ii) in the opinion of counsel is necessary or advisable to maintain the tax qualified status of any such, plan, or (iii) would not materially increase, in the aggregate, the employee benefit plan liabilities of Checkers and its Subsidiaries, taken as a whole;

         (d) except as disclosed in SECTION 6.1(D) OF THE CHECKERS DISCLOSURE MEMORANDUM, sell, lease or otherwise dispose of any of its assets (including capital stock of its Subsidiaries) or acquire any business or assets in a single transaction or a series of similar transactions, except in the ordinary course of business for an amount not exceeding $100,000 in the aggregate;

         (e) except as disclosed in SECTION 6.1(E) OF THE CHECKERS DISCLOSURE MEMORANDUM, incur any indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a Subsidiary, or issue or sell any debt securities, other than borrowings in connection with acquisitions permitted by subsection 6.1(d);

         (f) except as disclosed in SECTION 6.1(F) OF THE CHECKERS DISCLOSURE MEMORANDUM, authorize, commit to or make capital expenditures in an amount exceeding $100,000 in the aggregate;

         (g) mortgage or otherwise encumber or subject to any Lien any material amount of properties or assets owned by Checkers or any Subsidiary thereof as of the date of this Agreement except for such of the foregoing as are in the normal course of business;

         (h) make any material change to its accounting (including tax accounting) methods, principles or practices, except as may be required by GAAP;

         (i) amend or propose to amend its Organizational Documents;

         (j) declare or pay any dividend or distribution with respect to its capital stock;

         (k) other than pursuant to options or warrants or other securities or commitments outstanding as of the date hereof and listed in SECTION 4.3(B) OF THE CHECKERS DISCLOSURE MEMORANDUM, issue, sell, deliver or agree to issue, sell, deliver (whether through issuance or granting of options, warrants, commitments, subscriptions or rights to purchase) any capital stock or split, combine, reclassify or subdivide the capital stock;

         (1) make any tax election or settle or compromise any material tax liability for an aggregate amount greater than reflected on Checkers Financial Statements;

         (m) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or any capital stock of Rally's;

         (n) enter into any new lines of business or otherwise make material changes to the operation of its business;

         (o) except as to liabilities accrued as of the date of this Agreement, pay or agree to pay in settlement or compromise of any suits or claims of liability against Checkers, its directors, officers, employees or agents, more than an aggregate of $100,000 for all such suits and claims; provided, however, in the event Checkers does not effect such settlement or compromise because Rally's has declined to consent thereto, and this Agreement is subsequently terminated by Checkers pursuant to Section 8.1 hereof, Rally's shall indemnify and hold Checkers harmless against all liabilities and expenses reasonably incurred in connection with such matter to the extent in excess of the amount for which Checkers could have settled or compromised such matter if Rally's had granted such consent;

         (p) enter into any agreement providing for the acceleration of any party's rights or payment or performance or other consequence as a result of a change in control of Checkers;

         (q) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article 4 hereof materially untrue or incorrect; or

         (r) commit to any of the foregoing.

         6.2 INTERIM OPERATIONS OF RALLY'S. Prior to the earlier of the Effective Time or the termination of this Agreement, except as contemplated by any other provision of this Agreement, unless Checkers has previously consented in writing thereto (which consent shall not be unreasonably withheld or delayed), Rally's and its Subsidiaries will each conduct its operations according to its ordinary course of business consistent with past practice and will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it to the end that its goodwill and ongoing business will not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, Rally's shall not, and shall not permit any of its Subsidiaries to:

         (a) grant any general increase in compensation or benefits to its employees or to its officers, except in the ordinary course consistent with past practice or as required by law; pay any bonus compensation except in the ordinary course consistent with past practice or in accordance with the provisions of any applicable program or plan adopted by the Rally's Board or any Subsidiary of Rally's prior to the date hereof; enter into or amend the terms of any severance agreements with its officers; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law) that would materially increase the retirement benefit liabilities of Rally's and its Subsidiaries on a consolidated basis;

         (b) amend, alter or revise any existing employment contract, understanding, arrangement or agreement with any person receiving compensation (including salary and bonus) in excess of $100,000 per year (unless such amendment is required by law) to increase the compensation (including bonus) or benefits payable thereunder or pursuant thereto or enter into any new employment contract, understanding, arrangement or agreement with any person having a salary thereunder in excess of $100,000 that Rally's or such Subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

         (c) adopt any new employee benefit plan or make any change in or to any existing Rally's Employee Benefit Plan other than any such change that (i) is required by law, (ii) in the opinion of counsel is necessary or advisable to maintain the tax qualified status of any such, plan, or (iii) would not materially increase, in the aggregate, the employee benefit plan liabilities of Rally's and its Subsidiaries, taken as a whole;

         (d) except as disclosed in SECTION 6.2(D) OF THE RALLY'S DISCLOSURE MEMORANDUM, sell, lease or otherwise dispose of any of its assets (including capital stock of its Subsidiaries) or acquire any business or assets in a single transaction or in a series of similar transactions, except in the ordinary course of business for an amount not exceeding $100,000 in the aggregate;

         (e) except as disclosed in SECTION 6.2(E) OF THE RALLY'S DISCLOSURE MEMORANDUM, incur any indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business) in, any other person other than a Subsidiary, or issue or sell any debt securities, other than borrowings in connection with acquisitions permitted by subsection 6.2(d);

         (f) except as disclosed in SECTION 6.2(F) OF THE RALLY'S DISCLOSURE MEMORANDUM, authorize, commit to or make capital expenditures in an amount exceeding $100,000 in the aggregate;

         (g) mortgage or otherwise encumber or subject to any Lien any material amount of properties or assets owned by Rally's or any Subsidiary thereof as of the date of this Agreement except for such of the foregoing as are in the normal course of business;

         (h) make any material change to its accounting (including tax accounting) methods, principles or practices, except as may be required by GAAP;

         (i) amend or propose to amend its Organizational Documents;

         (j) declare or pay any dividend or distribution with respect to its capital stock;

         (k) other than pursuant to options or warrants or other securities commitments outstanding as of the date hereof and listed in SECTION 5.3(B) OF THE RALLY'S DISCLOSURE MEMORANDUM, issue, sell, deliver or agree to issue, sell, deliver (whether through issuance or granting of options, warrants, commitments, subscriptions or rights to purchase) any capital stock or split, combine, reclassify or subdivide the capital stock;

         (1) make any tax election or settle or compromise any material tax liability for an aggregate amount greater than reflected on the Rally's Financial Statements;

         (m) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or any capital stock of Checkers;

         (n) enter into any new lines of business or otherwise make material changes to the operation of its business;

         (o) except as to liabilities accrued as of the date of this Agreement, pay or agree to pay in settlement or compromise of any suits or claims of liability against Rally's, its directors, officers, employees or agents, more than an aggregate of $100,000 for all such suits and claims; provided, however, in the event Rally's does not effect such settlement or compromise because Checkers has declined to consent thereto, and this Agreement is subsequently terminated by Rally's pursuant to Section 8.1, Checkers shall indemnify and hold Rally's harmless against all liabilities and expenses reasonably incurred in connection with such matter to the extent in excess of the amount for which Rally's could have settled or compromised such matter if Checkers had granted such consent;

         (p) enter into any agreement providing for the acceleration of any party's rights or payment or performance or other consequence as a result of a change in control of Rally's;

         (q) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article 5 hereof materially untrue or incorrect; or

         (r) commit to any of the foregoing.

         6.3 INVESTIGATION AND CONFIDENTIALITY.

         (a) Prior to the earlier of the Effective Time and the termination of this Agreement, Checkers and Rally's shall keep each other advised of all material developments relevant to the transactions contemplated hereby and may make or cause to be made such investigation, if any, of the business and properties of the other and of their respective financial and legal condition as Checkers or Rally's may reasonably deem necessary or advisable to familiarize itself and its advisors with such business, properties and other matters; provided, however, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Checkers and Rally's each agree to furnish the other and their respective advisors with such financial and operating data and other information with respect to its businesses, properties and employees as Checkers or Rally's, as applicable, shall from time to time reasonably request.

        (b) Checkers and Rally's acknowledge that in the course of such investigation, each will be providing the other and its representatives with information which is proprietary and confidential. Checkers and Rally's each, on behalf of itself and its representatives, agrees that it will treat as confidential all information provided to it by the other which the other designate as such in writing ("Confidential Information"), and that it will use such Confidential Information solely in connection with the Merger and the other transactions contemplated by this Agreement. In the event the Agreement is terminated, Checkers and Rally's will return and/or destroy without retaining any copies thereof, as requested by the party which provided the Confidential Information to it, all such Confidential Information. The foregoing restrictions shall not apply to any information which: (a) has not been designated as Confidential Information; (b) which the recipient has obtained from sources other than the other party hereto, which sources, to the best of the recipient's knowledge and belief, are not subject to any confidentiality undertaking and did not acquire such information from sources which are subject to such an undertaking; or (c) has become known to the public other than through a violation of this Section 6.3(b). The parties acknowledge that the foregoing provisions shall not apply to information received by directors of Checkers or Rally's who receive such information in their capacity as a directors of the other, all of which information is subject to customary standards of confidentiality.

         6.4 STOCKHOLDERS' MEETINGS; JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

         (a) Checkers and Rally's, acting through their respective Boards of Directors, shall, in accordance with applicable law and their respective Certificates of Incorporation and By-Laws, promptly and duly give notice of Meetings of their respective stockholders (the "Stockholders' Meetings") to consider and act upon this Agreement, the Rally's Voting Agreement and the transactions and other documents contemplated herein and therein and, as soon as practicable following the date upon which Checkers Registration Statement on Form S-4 required to be filed with the Commission in connection with the issuance of Checkers Common Stock pursuant to the Merger (the "Registration Statement") becomes effective, mail to their respective stockholders the Joint Proxy Statement/Prospectus contained in the Registration Statement and relating to the Stockholders' Meetings (the "Joint Proxy Statement/Prospectus") in accordance with the requirements of the DGCL, the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder and Regulation 14A under the Exchange Act. The Joint Proxy Statement/Prospectus shall contain the recommendation of Checkers' Board of Directors and Rally's Board of Directors to their respective stockholders that they vote in favor of the approval and adoption of this Agreement.

         (b) As soon as practicable following the date hereof, Checkers and Rally's shall prepare and file with the Commission, pursuant to Regulation 14A of the Exchange Act, a Joint Proxy Statement/Prospectus with respect to: at the Stockholders' Meetings, the Merger and all matters required to be submitted to their respective stockholders in order to consummate the transactions contemplated hereby; and at the Checkers Meeting, (i) an amendment top Checkers' Certificate of Incorporation to increase in the number of authorized shares of Checkers Common Stock, (ii) an amendment to Checkers' Certificate of Incorporation to effect a one-for-12 reverse stock split (the "Reverse Split"),
(iii) adoption of Checkers' 1999 Stock Option Plan and approval of amendments to Checkers' 1994 Stock Option Plan for Non-Employee Directors, and (iv) such other matters as Checkers, with the approval of Rally's (such approval not to be unreasonably withheld or delayed), determines to be appropriate to bring before the Checkers stockholders. Rally's shall cooperate with Checkers in preparing the Joint Proxy Statement/Prospectus and shall provide Checkers with all information about Rally's that is required to be included in the Joint Proxy Statement/Prospectus under the rules and regulations of the Commission under the Securities Act and the Exchange Act, as the case may be.

         (c) As soon as practicable following receipt of final comments from the staff of the Commission on the Joint Proxy Statement/Prospectus (or advice that such staff will not review such filing), Checkers shall use its reasonable best efforts to file the Registration Statement, to have the Registration Statement declared effective by the Commission and to maintain the effectiveness of such Registration Statement until the Effective Date.

         (d) The parties shall cooperate in taking any action reasonably necessary to allow the Joint Proxy Statement/Prospectus to also serve as a prospectus for the Registration Statement. Promptly after the effectiveness of the Registration Statement, Checkers and Rally's shall mail the Joint Proxy Statement/Prospectus to all of their respective stockholders. Checkers and Rally's shall cooperate with each other in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement and shall advise the other in writing if, at any time prior to the date(s) of the Stockholders' Meetings, any such party shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Joint Proxy Statement/Prospectus or the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Notwithstanding the foregoing, each party shall be responsible for the information and disclosures which it makes or incorporates by reference in all regulatory filings, the Joint Proxy Statement/Prospectus and the Registration Statement.

         6.5 NOTIFICATION. Checkers and Rally's shall, after obtaining knowledge of the occurrence, non-occurrence or threatened occurrence or non-occurrence of any fact or event that would cause or constitute a material breach or failure of any of the representations and warranties, covenants or conditions set forth herein, or that would constitute or result in a Material Adverse Effect to such party, notify the other parties in writing thereof with reasonable promptness.

         6.6 ACQUISITION PROPOSAL.

         (a) From the date hereof until the Effective Time or the termination hereof, Checkers and Rally's and their respective Subsidiaries will not, and will not authorize, permit or cause their respective officers, directors, employees or other agents to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined), (ii) waive any provision of any standstill or similar agreements entered into by Rally's or Checkers or any of them with respect to Rally's or Checkers, (iii) engage in negotiations regarding or disclose any nonpublic information relating to any other party, respectively, or (iv) afford access to their respective properties, books or records to any person that may be considering making, or has made, an Acquisition Proposal. Nothing contained in this Section 6.6 shall prohibit Rally's or Checkers and their respective Boards of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the Commission under the Exchange Act, or (ii) furnishing information to, or entering into negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire such party pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) such Board of Directors determines in the good faith exercise of its informed business judgment and after receiving the advice and recommendation of its special committee of the Board of Directors that the Acquisition Proposal is or could be more advantageous to their respective stockholders than the transactions contemplated by this Agreement (a "Superior Proposal"), (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other parties hereto to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to its stockholders imposed by law) such party keeps the other parties hereto informed of the status of any such negotiations or discussions.

         (b) The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Rally's or Checkers, or any of their respective Subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

         6.7 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the parties hereto shall (a) within ten business days hereof, make their respective filings and use their reasonable best efforts to cause any required third party filings to be made, and thereafter make any other required submissions, under the HSR Act; (b) use their reasonable best efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use their reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and satisfy the conditions to the transactions contemplated hereby. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, subject to the remaining provisions hereof, the officers and directors of the parties shall promptly take all such necessary action.

         6.8 INDEMNIFICATION AND INSURANCE.

         (a) Checkers shall: (i) indemnify and hold harmless each present employee, agent, director or officer of Rally's and its Subsidiaries and anyone who becomes an employee, agent, director or officer of Rally's after the date hereof and prior to the Effective Time ("Indemnified Parties") from and against any and all claims arising out of or in connection with activities in such capacity, or on behalf of, or at the request of, Rally's or any of its Subsidiaries, and shall advance expenses incurred with respect to the foregoing, as they are incurred, to the fullest extent permitted under applicable law; and
(ii) assume any indemnification agreements to which Rally's or any of its Subsidiaries is a party.

         (b) Checkers shall keep in effect provisions substantially similar to the provisions in Rally's Certificate of Incorporation and by-laws providing for exculpation of director and officer liability and its indemnification of or advancement of expenses to the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enhance the Indemnified Parties right to indemnification or advancement of expenses.

         (c) If, after the Effective Time, Checkers or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its property and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of Checkers assume all of the obligations set forth in this Section 6.8. The provisions of this Section 6.8 are intended to be for the benefit of and to grant third party rights to, and shall be enforceable by, each person who is now or who becomes prior to the Effective Time an employee, agent, director or officer of Rally's or any of its Subsidiaries (and his or her heirs and representatives).

         (d) Checkers will cause to be maintained for a period of not less than four years from the Effective Time directors and officers liability insurance ("D&O Insurance"), to the extent commercially available, on terms and conditions no less advantageous to the Indemnified Parties than Rally's existing D&O Insurance, as the case may be. Notwithstanding the foregoing: (i) in satisfying its obligation under this Section 6.8(d), Checkers shall not be obligated to pay premiums in excess of 125% of the premium paid or to be paid by Rally's for 1997, which amounts are disclosed in SECTIONS 6.8(D)OF THE RALLY'S DISCLOSURE MEMORANDUM, but provided further that Rally's shall nevertheless be obligated to provide such coverage as may be obtained for 125% of the premium to be paid by Rally's for such insurance for 1997; and (ii) this provision shall be deemed satisfied as long as Checkers maintains under its own D&O Insurance coverage meeting the requirements of the first sentence of this Section 6.8(d) with separate coverage limits applicable to Rally's officers and directors with respect to acts and occurrences prior to the Effective Time.

         6.9 PUBLICITY. Checkers and Rally's shall, subject to their respective legal obligations (including requirements of national securities exchanges and other similar regulatory bodies), consult with each other regarding the text of any press release regarding the transactions contemplated hereby before issuing any such press release and in making any filings with any Governmental Authority or with any national securities exchange with respect thereto.

         6.10 TAXES. Checkers shall pay any and all transfer taxes (including, without limitation, any real estate transfer taxes) incurred in connection with the Merger, whether such taxes are imposed on Checkers, Rally's, their respective Subsidiaries or their stockholders, except transfer taxes in connection with the registration of Checkers Common Stock in a name other than the name of the holder of Rally's Common Stock in respect of which Checkers Common Stock is to be issued. Checkers and Rally's each agree to treat the Merger as a reorganization within Section 368(a)(1) of the Code.

         6.11 OPTIONS.

         (a) Checkers shall, prior to the Effective Time, adopt a new stock option plan (the "1999 Option Plan") with terms substantially similar to those of Checkers 1991 Stock Option Plan, as amended. In addition, Checkers shall, prior to the Effective Time, amend its 1994 Stock Option Plan for Non-Employee Directors (the "Director Option Plan" and together with the 1999 Option

Plan, the "Option Plans") and shall submit the Option Plans to Checkers stockholders for their approval at the Checkers Meeting.

         (b) Each outstanding option to acquire Rally's Common Stock ("Rally's Options") shall at the Effective Time be converted into and become an option ("Roll-Over Options") to purchase that number of shares of Checkers Common Stock determined by multiplying the number of shares subject to the Rally's Options by the exchange ratio set forth in Section 3.1. The vesting and term of the Roll-Over Options shall be that of the Rally's Options it replaces.

         (c) Outstanding options to acquire Checkers Common Stock will remain unchanged.

         6.12 NASDAQ. As promptly as practicable after the date hereof, Checkers shall make all required filings with NASDAQ and shall use all commercially reasonable efforts to cause the shares of Checkers Common Stock issuable as a result of the Merger to be quoted on the NASDAQ National Market immediately following the Effective Time. Checkers and Rally's shall fully cooperate with each other and take all commercially reasonable steps as may be required in order to maintain trading of Checkers Common Stock on the NASDAQ National Market after the Effective Time.

         6.13 ANCILLARY AND OTHER AGREEMENTS. Each of Rally's and Checkers shall use its best efforts to cause, respectively:

         (a) The Rally's Voting Agreement to be implemented in accordance with its terms; and

         (b) The joint purchasing agreement (as such term is hereinafter defined), the execution and delivery of which are conditions to the consummation of the Merger, to be executed and delivered as promptly as practicable, and in any event at or prior to Closing, to be effective as of the Effective Time.

         6.14 AFFILIATES. At least ten (10) days prior to the Closing, Rally's shall identify to Checkers all persons who would be deemed to be affiliates of Rallys for purposes of Rule 145 under the Securities Act (the "Rule 145 Affiliates"), and Checkers shall have received an agreement substantially in the form of Exhibit B to this Agreement from each Rule 145 Affiliate.

         6.15 CHECKERS MANAGEMENT. Checkers shall have duly taken all requisite corporate action so that, effective at the Effective Time:

         (a) The Checkers Board shall consist of the members of the respective Board of Directors of Rally's and Checkers immediately prior to the Effective Time.

         (b) The Chairman of the Checkers Board shall be William P. Foley, II.

         (c) The other officers of Checkers shall remain the officers of Checkers immediately prior to the Effective Time and their titles shall remain the same.

         6.16 PROXY FOR CHECKERS SHARES HELD BY RALLY'S.

                (a) Rally's hereby appoints Checkers, with full power of substitution and resubstitution, as Rally's irrevocable attorney-in-fact and proxy (Checkers together with its substitutes are referred to collectively as the "Proxy") for and in the name of Rally's to vote, in the Proxy's absolute, sole and binding discretion, all shares of Checkers Common Stock (y) that Rally's is entitled to vote at the Checkers Meeting, and at any adjournments thereof, or (z) as to which Rally's is entitled to express consent or dissent to corporate action in writing without a meeting upon the Merger, the Merger Agreement and all other matters contemplated by the Merger Agreement, revoking any proxy heretofore given. The Proxy is further authorized to vote, in the Proxy's absolute, sole and binding discretion, upon such other business as may properly come before the Checkers Meeting or be presented to the Checkers stockholders for their consent or dissent. Rally's intends this Proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this agreement.

                (b) If for any reason the proxy granted pursuant to Section 6.16(a) of this Agreement shall be determined invalid, unenforceable or ineffective with respect to any or all of its Checkers Common Stock, Rally's agrees:

         (i) to vote all of its Checkers Common Stock on all matters as to which Rally's is entitled to vote at the Checkers Meeting in the manner specified in writing by the Proxy, which manner shall be determined in its absolute, sole and binding discretion, provided, however, that Rally's shall not be obligated to vote any of its Checkers Common Stock in a manner prohibited by the terms of an injunction issued by any court having jurisdiction;

         (ii) to express consent or dissent to corporate action in writing without a meeting on all of its Checkers Common Stock in the manner specified in writing by the Proxy, which manner shall be determined in the Proxy's absolute, sole and binding discretion, provided, however, that Rally's shall not be obligated to vote any of its Checkers Common Stock in a manner prohibited by the terms of an injunction issued by any court having jurisdiction;

         (iii) notice by the Proxy of action to be taken pursuant to paragraphs
(a) and (b) of this Section 6.16 shall be delivered to Rally's on or prior to the date and time on which such votes, consents or dissents are to be cast;

         (iv) Rally's agrees to refrain from granting any proxy or authorization to any person with respect to the voting of its Checkers Common Stock, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement; and

         (v) Rally's further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Checkers to evidence the agreements contained in this Section 6.16.

                                    ARTICLE 7
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of Checkers and Rally's to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (b) None of the parties hereto shall be subject to any order or injunction of a court or Governmental Authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order overturned or injunction lifted.

         (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement (each a "Regulatory Authorization") shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Checkers following the Effective Time.

         (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

         (e) This Agreement and the Merger shall have been duly approved by the requisite vote under the DGCL of holders of outstanding voting securities of Checkers and Rally's representing a majority of the votes entitled to be voted on the matter.

         (f) Checkers and Rally's shall have received an opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to the effect that the Merger qualifies as a tax free reorganization under the Code.

         (g) Checkers shall have entered into a joint purchasing agreement with CKE Restaurants, Inc., on terms and conditions satisfactory to Checkers and Rally's in the exercise of reasonable judgment, providing for joint purchasing by Checkers (for its Checkers and Rally's operations) and CKE Restaurants, Inc. (for its Carl's, Jr., Hardee's and other restaurant operations) of all items presently being jointly purchased and such additional items as may reasonably be added in the future, including food, paper, beverage, signs building materials, kitchen equipment and construction services.

         (h) Checkers and Rally's shall have received an opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to the effect that the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in a Change of Control, as that term is used and defined in the Indenture, or require Rally's, Checkers or any other person to make a Change of Control Offer pursuant to Section 4.14 of the Indenture, or otherwise give rise to any obligation to offer to purchase the securities issued pursuant to the Indenture.

         7.2 CONDITIONS TO OBLIGATION OF RALLY'S. The obligation of Rally's to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

         (a) The representations and warranties of Checkers set forth in this Agreement which are qualified as to materiality and the representations and warranties contained in Section 4.3 shall be true and correct in all respects, and the representations and warranties of Checkers set forth in this Agreement which are not qualified as to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (except for any such representations and warranties made as of a specified date, which shall be true and correct in all respects or all material respects, as the case may be, as of such date); provided, however that, except with respect to the representations and warranties in Section 4.3, this condition shall be deemed satisfied unless the failure of such condition to be satisfied would have a material adverse effect on the benefits that the stockholders of Rally's are reasonably expected to receive in the Merger.

         (b) The agreement of Checkers contained in Section 6.1(k) shall have been duly performed and complied with in all respects and each of the agreements and covenants of Checkers to be performed and complied with by Checkers pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects; provided, however, that except for the agreements contained in Sections 6.1(k), this condition shall be deemed satisfied unless the failure of such condition to be satisfied would have a material adverse effect on the benefits that the stockholders of Rally's are reasonably expected to receive in the Merger.

         (c) Checkers shall have delivered to Rally's a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and chief financial officer, as to the satisfaction by it of the conditions set forth in Sections 7.2(a) and 7.2(b), together with any other certificates or documents which Rally's or its counsel may reasonably request in connection with the consummation of the Merger and the other transactions contemplated herein.

         7.3 CONDITIONS TO OBLIGATION OF CHECKERS. The obligation of Checkers to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

         (a) The representations and warranties of Rally's set forth in this Agreement which are qualified as to materiality and the representations and warranties contained in Section 5.3 shall be true and correct in all respects, and the representations and warranties of Rally's set forth in this Agreement which are not qualified as to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (except for any such representations and warranties made as of a specified date, which shall be true and correct in all respects or all material respects, as the case may be, as of such date); provided, however that, except with respect to the representations and warranties in Section 5.3, this condition shall be deemed satisfied unless the failure of such condition to be satisfied would have a Material Adverse Effect on the benefits that the stockholders of Checkers are reasonably expected to receive in the Merger.

         (b) The agreement of Rally's contained in Section 6.2(k) shall have been duly performed and complied with in all respects and each of the agreements and covenants of Rally's to be performed and complied with by Rally's pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects; provided, however, that except for the agreements contained in Section 6.2(k), this condition shall be deemed satisfied unless the failure of such condition to be satisfied would have a Material Adverse Effect on the benefits that the stockholders of Checkers are reasonably expected to receive in the Merger.

         (c) Rally's shall have delivered to Checkers a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and chief financial officer, as to the satisfaction by it of the conditions set forth in Sections 7.3(a) and 7.3(b), together with any other certificates or documents which Checkers or its counsel may reasonably request in connection with the consummation of the Merger and the other transactions contemplated herein.

         (d) At least ten (10) days prior to the Closing, Rally's shall have delivered to Checkers letters identifying all persons who would be deemed to be Rule 145 Affiliates of Rally's, and Checkers shall have received an agreement substantially in the form of Exhibit B to this Agreement from each Rule 145 Affiliate.

         (e) All agreements relating to the Rally's Common Stock, voting or otherwise, to which Affiliates of Rally's are parties (other than this Agreement), including those listed in SECTIONS 5.3(B) AND 5.11(A)(X) OF THE RALLY'S DISCLOSURE MEMORANDUM, shall have been terminated without any liability to Rally's or Checkers other than those liabilities fully satisfied prior to the Closing.

                                    ARTICLE 8
                            TERMINATION OF AGREEMENT

         8.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time:

         (a) by mutual written consent of Checkers and Rally's, whether or not their respective stockholders have approved this Agreement and the Merger;

         (b) by Checkers or Rally's, upon written notice to the other party, if the Merger shall not have been consummated on or prior to June 30, 1999 (the "Termination Date");

         (c) by Checkers or Rally's, upon written notice to the other parties, if a Governmental Authority of competent jurisdiction shall have issued an injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall have become final and non-appealable or if a Governmental Authority has otherwise made a final determination that any required Regulatory Authorization would not be forthcoming; provided, however, that the party seeking to terminate this Agreement pursuant to this clause has used all required efforts as specified in Section 8.1(b) to remove such injunction, order or decree;

         (d) by Checkers or Rally's, if any condition to such party's obligations to consummate the transactions contemplated hereby is incapable of being satisfied on or prior to the Termination Date; provided, however, that the terminating party has not breached the terms of this Agreement; or

         (e) by either Checkers or Rally's if, in the exercise of its good faith business judgment, the Board of Directors of the terminating party determines that such termination is required by reason of the receipt of a Superior Proposal.

         8.2 EFFECT OF TERMINATION.

         (a) In the event of the termination of this Agreement pursuant to
Section 8.1, the respective obligations of the parties under this Agreement will terminate except for Sections 6.1(o), 6.2(o), 6.3(b), 8.2, 9.2, 9.4, 9.5, 9.6,
9.10, 9.11, 9.12 and 9.13; provided, however, that the termination of this Agreement will not relieve any party from liability for any breach of this Agreement.

         (b) The parties acknowledge that in the event this Agreement is terminated by Checkers or Rally's by reason of Section 8.1(a) hereof, each non-terminating party shall be entitled to reimbursement from the terminating party of the non-terminating party's reasonable and documented transaction costs, including without limitation, legal and accounting expenses and amounts paid or payable to its financial advisor in connection with obtaining the Checkers Opinion or the Rally's Opinion, as applicable.

                                    ARTICLE 9
                            MISCELLANEOUS AND GENERAL

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained herein shall survive the Effective Time or the termination of this Agreement. The covenants and agreements contained herein shall survive the Effective Time.

         9.2 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that the filing fees in connection with the HSR Act filings shall be shared equally by Checkers and Rally's.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

         9.4 THIRD PARTY BENEFICIARIES. Except as set forth in Article 3 and
Section 6.8 (each of which shall inure to the benefit of the persons or entities benefitting from the provisions thereof, which persons are intended to be third party beneficiaries thereof; provided, however, that no person shall have third party beneficiary or other rights under Article 3 of this Agreement if the Merger has not been consummated, regardless of the reason that the Merger has not been consummated), each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         9.5 NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be sufficient if in writing, and sent by facsimile transmission (electronically confirmed), delivered in person, mailed by first class registered or certified mail, postage prepaid, or sent by Federal Express or other overnight courier of national reputation, addressed as follows:

If to Checkers:       Checkers Drive-In Restaurants, Inc.
                      14255 49th Street North, Building I
                      Clearwater, Florida   33762
                      Attention:  Chief Executive Officer
                      Facsimile: (727) 519-2218

with a copy to:       Stradling Yocca Carlson & Rauth
                      660 Newport Center Drive
                      Suite 1600
                      P. O. Box 7680
                      Newport Beach, California   92658-7680
                      Attention:  C. Craig Carlson, Esq.
                      Fax:  (949) 725-4100

If to Rally's:        Rally's Hamburgers, Inc.
                      14255 49th Street North, Building I
                      Clearwater, Florida   33762
                      Attention:  Chief Executive Officer
                      Facsimile:  (727) 519-2218
with a copy to:       Christensen, Miller, Fink, Jacobs, Glaser, Weil &
                        Shapiro, LLP
                      2121 Avenue of the Stars, 18th Floor
                      Los Angeles, California 90067
                      Attention: Gary N. Jacobs, Esq.
                      Facsimile: (310) 556-2920

or to such other address with respect to a party as such party shall notify the other parties in writing as above provided.

         9.6 COMPLETE AGREEMENT. This Agreement and the other documents and agreements delivered by the parties in connection herewith contain the complete agreement among the parties hereto with respect to the Merger and the other transactions contemplated hereby and thereby and supersede all prior agreements and understandings among the parties hereto with respect thereto.

         9.7 CAPTIONS; REFERENCES. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a clause, a Section, a subsection or an Article, such reference shall be to such clause, Section, subsection or Article of this Agreement unless otherwise indicated.

         9.8 AMENDMENT. At any time, the parties hereto, by action taken by their respective Board of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.9 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a writing signed on behalf of such party. No party may assert a claim with respect to a matter so waived.

         9.10 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its rules of conflict of laws.

         9.11 SEVERABILITY. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.13 CONSENT TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of Delaware or the County of Los Angeles, State of California, (the "Designated Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Designated Courts), waives any objection to the laying of venue of any such litigation in the Designated Courts and agrees not to plead or claim in any Designated Court that such litigation brought therein has been brought in an inconvenient forum.

         9.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

CHECKERS DRIVE-IN RESTAURANTS, INC.,
a Delaware corporation

By: /s/JAMES J. GILLESPIE
    ------------------------------
Name: James J. Gillespie
Title:  President and Chief Executive Officer


RALLY'S HAMBURGERS, INC.,
a Delaware corporation

By: /S/JOSEPH N. STEIN
    ------------------------------
Name:   Joseph N. Stein
Title:  Executive Vice President and
        Chief Financial Officer

                                LIST OF EXHIBITS

A.  Rally's Voting Agreement

B.  Form of Rule 145 Affiliate Letter

                      CHECKERS DISCLOSURE MEMORANDUM INDEX

4.3(b)   Options, warrants, rights
4.3(c)   Issuances of Securities
4.4(a)   Subsidiaries
4.4(c)   Investments, etc.
4.5(b)   Filings and Consents
4.6(c)   Financial Statements
4.6(d)   Ordinary Course
4.6(e)   Material Adverse Effect
4.7(b)   Taxes
4.10     ERISA
4.11     Material Contracts
4.12     Legal Proceedings
4.16     Environmental
4.17     Personnel
4.19     Intellectual Property
4.21     Year 2000 compliance
6.1(d)   Dispositions or acquisitions of assets
6.1(e)   Incurrence of indebtedness
6.1(f)   Capital expenditures

                       RALLY'S DISCLOSURE MEMORANDUM INDEX

5.3(b)   Options, warrants, rights
5.3(c)   Issuances of Securities
5.4(a)   Subsidiaries
5.4(c)   Investments, etc.
5.5(b)   Filings and Consents
5.6(d)   Ordinary Course
5.6(c)   Financial Statements
5.6(e)   Material Adverse Effect
5.7(b)   Taxes
5.10     ERISA
5.11     Material Contracts
5.12     Legal Proceedings
5.16     Environmental
5.17     Personnel
5.19     Intellectual Property
5.21     Year 2000 Compliance
6.2(d)   Dispositions or acquisitions of asset
6.2(e)   Incurrence of indebtedness
6.2(f)   Capital expenditures